UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Nextracker Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

___________________________________________________________________________

TABLE OF CONTENTS	June 25, 2025

Dear Stockholder

Notice of Annual Meeting of Stockholders	You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Nextracker Inc., a Delaware corporation (“we,” “us,” “Nextracker” or the “Company”). The Annual Meeting will be held virtually on August 18, 2025 at 9:00 a.m. (Pacific Time), to consider and vote on the following proposals:
Date: August 18, 2025 Time: 9:00 a.m. (Pacific Time) Place: www.virtualshareholder meeting.com/NXT2025

To elect three nominees to serve as directors until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and

To approve, on an advisory basis, the compensation for our named executive officers.

In addition, we will conduct any other business that properly comes before the Annual Meeting or any adjournment thereof. These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the “Proxy Statement”).
The record date for the Annual Meeting is June 23, 2025 (the “Record Date”). Only stockholders of record of the Company’s Class A common stock and Class B common stock (together, the “common stock”) at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. You will be able to attend the Annual Meeting remotely by registering at www.virtualshareholdermeeting.com/NXT2025. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Important Notice Regarding the Availability of Proxy Materials.
IMPORTANT NOTICE Regarding the Availability of Proxy Materials for the Annual
Meeting to be held on August 18, 2025 at 9:00 a.m. (Pacific Time) via the internet at www.virtualshareholdermeeting.com/NXT2025. The Proxy Statement and annual report to stockholders are available at: www.proxyvote.com.
We have determined that the 2025 Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see the Questions and Answers section below. Stockholders who own shares of our common stock as of the Record Date (“stockholders”) will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) via the internet.
In the event of an adjournment, postponement or emergency that may change the Annual Meeting’s time or date, we will make an announcement, issue a press release or post information at www.nextracker.com to notify stockholders, as appropriate. If you have any questions or need assistance in voting your shares, please write to Nextracker Investor Relations at 6200 Paseo Padre Parkway, Fremont, CA 94555 or by email at investor@nextracker.com.
By Order of the Board of Directors
Bruce Ledesma
Chief Legal and Compliance Officer & Secretary
Fremont, California

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to virtually attend the annual meeting. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the proxy card, or vote over the telephone or internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. Even if you have voted by proxy, you may still vote if you attend the annual meeting.

Questions and Answers About These Proxy Materials and Voting
Why Did I Receive a One-page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Proxy Availability Notice. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce our printing and mailing costs.
We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about June 25, 2025.
Why Are You Having a Virtual Annual Meeting?
The Annual Meeting will be held in a virtual-only meeting format, via webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. We believe that a virtual meeting will enable expanded access and increased stockholder attendance and participation.
How Can I Attend a Virtual Annual Meeting?
The Annual Meeting will be held on August 18, 2025 at 9:00 a.m. (Pacific Time) via webcast.
Only stockholders of record and beneficial owners of shares of our common stock (Class A or Class B) as of the close of business on June 23, 2025, the Record Date, may participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.
Log-in using the control number located on your proxy card, voting instruction form or Proxy Availability Notice. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, follow the instructions found on your Proxy Availability Notice or proxy card. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the annual meeting, please call the number listed on the virtual meeting site.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.
Can I Ask Questions at the Virtual Annual Meeting?
Stockholders as of our Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the internet during a designated portion of the meeting. These stockholders may also submit a question in advance of the Annual Meeting by registering at www.virtualstockholdermeeting.com/NXT2025. In both cases, stockholders must have available their control number provided on their proxy card, voting instruction form or Proxy Availability Notice.
What Does it Mean if I Receive More than One Proxy Availability Notice?
If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.
Will I Receive Any Other Proxy Materials by Mail?
We may send you a proxy card, along with a second Proxy Availability Notice, by mail on or after June 25, 2025.

Nextracker Inc.	1	2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	TABLE OF CONTENTS
Who Can Vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date of June 23, 2025 will be entitled to vote at the Annual Meeting. On the Record Date, there were 147,832,971 shares of our Class A common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote per share. On the Record Date, there were no shares of our Class B common stock outstanding. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Stockholder of record: shares registered in your name
If, on June 23, 2025, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (see “How Do I Vote?”) or, if you received a proxy card by mail, complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.
Beneficial owner: shares registered in the name of a broker, bank or other nominee
If, on June 23, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice is being forwarded to you by the organization that holds your account. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You may attend and vote at the Annual Meeting by registering as instructed above (see “How Can I Attend a Virtual Annual Meeting?”).
What am I Voting On?
There are three matters scheduled for a vote at the Annual Meeting:
•Election of directors;
•Ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and
•Approval, on an advisory basis, of the compensation of our named executive officers.
What if Another Matter is Properly Brought Before the Annual Meeting?
Our Board of Directors (the “Board” or the “Board of Directors”) knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.
What is the Board’s Voting Recommendation?
The Board recommends that you vote your shares:
•“FOR” the election of each of the nominees for director;
•“FOR” the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
How Do I Vote?
Regarding the election of directors, you may either vote “For” each of the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm, and Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers, or for any other matters to be voted on, you may vote “For” or “Against,” or abstain from voting.

Nextracker Inc.	2	2025 Proxy Statement

TABLE OF CONTENTS	QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of record: shares registered in your name
If you are a stockholder of record, you may vote at the Annual Meeting or vote in advance of the Annual Meeting by proxy over the telephone, by proxy through the internet or by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy. Voting at the Annual Meeting will have the effect of revoking your previously submitted proxy (see “Can I Change My Vote After Submitting My Proxy?” below).

By Internet	By Telephone	By Mail	At the Virtual Meeting

Go to www.proxyvote.com which is available 24 hours a day, seven days a week until 11:59 p.m. (Eastern Time) on August 17, 2025, and follow the instructions on the proxy card or in the Proxy Availability Notice. If you vote via the internet, you do not need to return a proxy card by mail.	On a touch-tone telephone, dial toll-free 1-800-690-6903, which is available 24 hours a day, seven days a week until 11:59 p.m. (Eastern Time) on August 17, 2025, and follow the instructions on the proxy card or in the Proxy Availability Notice. If you vote by telephone, you do not need to return a proxy card by mail.	Complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope. If mailed, your completed and signed proxy card must be received by August 17, 2025.	You may also vote by attending the meeting virtually through www.virtualshareholdermeeting.com/NXT2025. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your proxy card, voting instruction form or Proxy Availability Notice. Even if you plan to attend and participate in our virtual Annual Meeting, we encourage you to vote over the internet or by telephone as described above, or by returning a proxy card following your request of paper copies. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the virtual Annual Meeting.
Beneficial owner: shares registered in the name of a broker, bank or other nominee
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted.
How Many Votes Do I Have?
On each matter to be voted upon, you have one vote for each share of our Class A common stock you own as of June 23, 2025, the Record Date.
What if I Return a Proxy Card or Otherwise Vote but Do Not Make Specific Choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable: “FOR” the election of each of the nominees for director; “FOR” the ratification of Deloitte as our independent registered public accounting firm; and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using their best judgment.
Will My Vote be Kept Confidential?
Proxies, ballots and voting tabulations identifying stockholders are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
Who is Paying for this Proxy Solicitation?
Nextracker is paying the costs of the solicitation of proxies. We have retained D.F. King & Co., Inc. to help us solicit proxies from brokers, bank nominees and other institutions for a fee of approximately $12,500, plus reasonable out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

Nextracker Inc.	3	2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	TABLE OF CONTENTS
Can I Change My Vote After Submitting My Proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may grant a subsequent proxy via the internet or telephone.
•You may submit another properly completed proxy card with a later date.
•You may send a timely written notice that you are revoking your proxy to our Secretary at 6200 Paseo Padre Parkway, Fremont, CA 94555, which must be received by August 17, 2025.
•You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy or you may attend and vote at the Annual Meeting.
When are Stockholder Proposals for Inclusion in Our Proxy Statement for Next Year’s Annual Meeting Due?
Stockholders wishing to present proposals for inclusion in our Proxy Statement for the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than February 25, 2026. Proposals should be sent to our Secretary at 6200 Paseo Padre Parkway, Fremont, CA 94555.
When are Other Proposals and Stockholder Nominations for the 2026 Annual Meeting Due?
With respect to proposals and nominations not to be included in our Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, our amended and restated bylaws (our “Bylaws”) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding year’s annual meeting of stockholders.
Stockholders wishing to present nominations for director or proposals for consideration at the 2026 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not later than May 20, 2026 and not earlier than April 20, 2026 in order to be considered. In the event that the date of the 2026 Annual Meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Company no earlier than 120 days prior to the 2026 Annual Meeting and no later than the later of 90 days prior to the date of the 2026 Annual Meeting or, if the first public announcement of the date of the 2026 Annual Meeting is less than 100 days prior to the date of the 2026 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company.
Nominations or proposals should be sent in writing to our Secretary at 6200 Paseo Padre Parkway, Fremont, CA 94555. A stockholder’s notice to nominate a director or bring any other business before the Annual Meeting or the 2026 Annual Meeting must set forth certain information, which is specified in our Bylaws. A complete copy of our Bylaws is included as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy card rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2026 Annual Meeting, no later than June 22, 2026). However, if the date of the 2026 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us.

Nextracker Inc.	4	2025 Proxy Statement

TABLE OF CONTENTS	QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
How are Votes Counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes “For,” votes to “Withhold” and broker non-votes for the proposal to elect directors. With respect to other proposals, the inspector of election will separately count votes “For,” votes “Against,” votes to “Abstain” and broker non-votes (if applicable).
What are “Broker Non-Votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of The Nasdaq Stock Market LLC (“Nasdaq”), which generally apply to all brokers, banks or other nominees, on voting matters characterized by Nasdaq as “routine,” Nasdaq member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only the proposal to ratify the selection of our independent registered public accounting firm is considered a “routine” matter for this purpose, and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.
What is the Effect of Abstentions, Votes to Withhold and Broker Non-Votes?
Abstentions: Under Delaware law (under which we are incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Our Bylaws provide that a stockholder action (other than the election of directors) shall be decided by the vote of the holders of a majority in voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter. Therefore, abstentions will have the same effect as “against” votes on Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm; or Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers.
Votes to Withhold: For Proposal No. 1: Election of Directors, you may vote “For” all or some of the nominees or you may “Withhold” your vote with respect to one or more of the nominees. The three nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. Broker non-votes will have no effect on Proposal No. 1: Election of Directors. In an uncontested election, “Withhold” votes will not prevent a candidate from getting elected.
Broker Non-Votes: A “broker non-vote” occurs when a broker, bank or other nominee holding your shares in street name does not vote on a particular matter because you did not provide the broker, bank or other nominee voting instructions and the broker, bank or other nominee lacks discretionary voting authority to vote the shares because the matter is considered “non-routine” under of the corporate governance standards and continued listing rules of Nasdaq (together, the “Nasdaq rules”). The “non-routine” matters on the agenda for the Annual Meeting are Proposal No. 1: Election of Directors and Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers.
Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on Proposal No. 1: Election of Directors or Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares on any of these three proposals, no vote will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on this proposal if you want your vote to be counted. The proposal to ratify the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2026 is considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm even if it does not receive instructions from you, so long as it holds your shares in its name.

Nextracker Inc.	5	2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	TABLE OF CONTENTS
How Many Votes are Needed to Approve Each Proposal?

Proposal	Vote Required	Discretionary Voting Allowed?

Election of Directors	Plurality	No

Ratification of the Selection of the Independent Registered Public Accounting Firm	Majority of the Voting Power Present or Represented by Proxy	Yes

Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers	Majority of the Voting Power Present or Represented by Proxy	No

A “Plurality,” with regard to the election of directors, means that the three nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. A “Majority of the Voting Power Present or Represented by Proxy,” with regard to each of the other proposals means that, to be approved, the holders of a majority in voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter must vote “For” the proposal.
Accordingly:
Proposal No. 1: For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on Proposal No. 1 will be elected as directors to hold office until the 2028 annual meeting of stockholders. Only votes “For” will affect the outcome. Broker non-votes, abstentions, and votes to “Withhold” will have no effect.
Proposal No. 2: To be approved, the holders of a majority in voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter must vote “For” the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2026. Broker non-votes are not applicable with respect to Proposal No. 2 as brokers generally have discretion to vote uninstructed shares on this proposal. Abstentions will have the same effect as an “Against” vote.
Proposal No. 3: To be approved, the holders of a majority in voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter must vote “For” the approval, on an advisory basis, of the compensation of our named executive officers. Broker non-votes will have no effect. Abstentions will have the same effect as an “Against” vote.
None of the proposals, if approved, entitles stockholders to appraisal rights under Delaware law or our certificate of incorporation.
What is the Quorum Requirement?
A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority in voting power of the outstanding shares of common stock entitled to vote are present or represented by proxy at the Annual Meeting. On the Record Date, there were 147,832,971 shares of Class A common stock outstanding and entitled to vote and there were no shares of Class B common stock outstanding. Virtual attendance at our Annual Meeting constitutes “presence” for purposes of a quorum at the meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions, votes to “Withhold” and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then the chair of the Annual Meeting may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.
How Can I Find Out the Results of the Voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an additional Form 8-K to publish the final results within four business days after the final results are known to us.
If you have any questions or need assistance in voting your shares, please write to Nextracker Investor Relations at investor@nextracker.com.

Nextracker Inc.	6	2025 Proxy Statement

Interest of Certain Persons in Matters to be Acted Upon
No director, nominee for election as director, or executive officer of Nextracker has any special interest in any matter to be voted upon other than election to the Board of Directors.

Nextracker Inc.	7	2025 Proxy Statement

Proposal No. 1:
Election of Directors
Upon the recommendation of our Nominating, Governance and Public Responsibility Committee (the “Nom Gov Committee”), our Board has nominated the three individuals listed below to serve as Class III directors (as defined below in the section titled “Board Composition”). Our nominees are Jeffrey Guldner, Monica Karuturi and Brandi Thomas.
Each of our director nominees currently serves on the Board. The term of each Class III director who is elected at the Annual Meeting will run from the date of their election until the third annual meeting of stockholders after their election and qualification of their successor, or their earlier death, resignation or removal. The term of our Class I directors will expire at the 2026 Annual Meeting of Stockholders, and the term of our Class II directors will expire at the 2027 Annual Meeting of Stockholders.
Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Nom Gov Committee and approved by the Board. We have no reason to believe that any nominee named will be unable to serve if elected.
Our Bylaws provide that a director nominee is elected only if they receive a plurality of the votes cast with respect to their election. As a result, any shares not voted “For” a particular candidate, whether as a result of a “Withhold” vote or broker non-vote, will not be counted in such candidate’s favor and will have no effect on the election results. For more information, see the section titled “Questions and Answers About These Proxy Materials and Voting” of this Proxy Statement.

VOTE

The Board of Directors recommends a vote IN FAVOR of each named nominee.

Nextracker Inc.	8	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL NO. 1
Nominees for Director and Directors with Continuing Terms
The names and ages of the nominees and directors with continuing terms, length of service with the Company and Board committee memberships are set forth in the table below.

Name	Age	Director Since	Current Term Expires	Independent	Audit Committee	Compensation and People Committee	Nominating, Governance and Public Responsibility Committee

Director Nominees
Jeffrey Guldner	60	2024	2025
Monica Karuturi	46	2025	2025
Brandi Thomas	48	2023	2025		Chair
Directors with Continuing Terms
William Watkins *	72	2023	2026				Chair
Julie Blunden	59	2024	2027
Steven Mandel	37	2023	2027
Mark Menezes	69	2025	2026
Willy Shih	74	2023	2027			Chair
Daniel Shugar	62	2023	2026
Howard Wenger	65	2024	2026
Directors Not Standing for Reelection
Jonathan Coslet **	60	2023	2025
*    Chairperson of the Board
**    On May 9, 2025, Mr. Coslet notified the Company of his decision to not stand for reelection at the Annual Meeting and will be departing as a director immediately following the Annual Meeting.
A brief biography of each nominee and each other director is also set forth below, which includes information, as of the date of this Proxy Statement, regarding specific and particular experience, qualifications, attributes or skills of each director, including the nominees, that led the Nom Gov Committee and the Board to believe that the director should serve on the Board.

Nextracker Inc.	9	2025 Proxy Statement

PROPOSAL NO. 1	TABLE OF CONTENTS
Director Nominees

Jeffrey Guldner most recently served as President and Chief Executive Officer and Chairman of the Board of Directors of Pinnacle West Capital Corporation, a utility holding company, and Chief Executive Officer and Chairman of the Board of Directors of its primary subsidiary, Arizona Public Service Company (“APS”), an electric utility company, from November 2019 to March 2025. He also served as President of APS from August 2021 to May 2022. Mr. Guldner joined APS in 2004 and held several leadership positions at APS prior to his current roles. Prior to joining APS, Mr. Guldner was a partner in the Phoenix office of Snell & Wilmer LLP, where he practiced public utility, telecommunications and energy law. Before practicing law, Mr. Guldner served as a surface warfare officer in the United States Navy and was an assistant professor of naval history at the University of Washington.
Mr. Guldner serves on the Board of Directors of Edison Electric Institute, the McCain Institute, the Nuclear Energy Institute, the Electric Power Research Institute and the Smart Electric Power Alliance. Mr. Guldner also serves on the Board of Directors of Greater Phoenix Leadership and Arizona State University’s Knowledge Exchange for Resilience.
Mr. Guldner earned his B.A. from the University of Iowa and his J.D. from Arizona State University College of Law. Mr. Guldner is also a graduate of the Reactor Technology Course at the Massachusetts Institute of Technology and the Advanced Management Program at Columbia Business School.
MR. GULDNER WAS SELECTED TO SERVE AS A DIRECTOR ON OUR BOARD BASED ON HIS EXTENSIVE INDUSTRY, MANAGEMENT AND PUBLIC COMPANY EXPERIENCE.

Jeffrey Guldner

Board Member

Age: 60
Director Since: 2024

Monica Karuturi was appointed to our Board on June 17, 2025. Ms. Karuturi has served as Executive Vice President and General Counsel of CenterPoint Energy, an electric and gas utility company, since January 2022. Ms. Karuturi joined CenterPoint Energy in 2014 and held several leadership positions at CenterPoint Energy prior to her current role, including Senior Vice President and General Counsel from July 2020 to January 2022 and Vice President and Deputy General Counsel from April 2019 to July 2020. Prior to joining CenterPoint Energy, Ms. Karuturi served as Counsel, Corporate Finance and Strategic Transactions at LyondellBasell Industries.
Ms. Karuturi holds a B.A. from Brown University, a M.P.H. from Columbia University, and a J.D. from Georgetown University Law Center.
MS. KARUTURI WAS SELECTED TO SERVE AS A DIRECTOR ON OUR BOARD BASED ON HER EXTENSIVE EXECUTIVE EXPERIENCE IN THE ENERGY INDUSTRY.

Monica Karuturi

Board Member

Age: 46
Director Since: 2025

Nextracker Inc.	10	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL NO. 1

Brandi Thomas currently serves as Vice President, Corporate Audit and Enterprise Risk Management of General Motors Company, a multinational vehicle manufacturer of the Buick, GMC, Cadillac and Chevrolet brands, as well as autonomous vehicle technology. Prior to joining General Motors, Ms. Thomas served as Vice President, Chief Audit Executive and Chief Diversity, Equity and Inclusion Officer at General Electric, a multinational company operating in aviation, power and renewable energy from November 2020 to December 2023. Prior to General Electric, Ms. Thomas served as Vice President, Corporate Audit for Delta Air Lines, Inc., one of the leading airlines in the U.S. for domestic and international travel, from April 2017 to December 2020. She holds a Bachelor of Science degree in Finance from Case Western Reserve University.
MS. THOMAS WAS SELECTED TO SERVE AS A DIRECTOR ON OUR BOARD BASED ON HER EXTENSIVE EXPERIENCE IN FINANCE, CORPORATE AUDIT, ENTERPRISE RISK MANAGEMENT AND STRATEGIC GROWTH.

Brandi Thomas

Board Member

Age: 48
Director Since: 2023
Vote Required
For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on Proposal No. 1 will be elected as directors to hold office until the 2028 annual meeting of stockholders. Only votes “For” will affect the outcome. Broker non-votes, abstentions, and votes to “Withhold” will have no effect.

VOTE

The Board of Directors recommends a vote IN FAVOR of each named nominee.

Nextracker Inc.	11	2025 Proxy Statement

PROPOSAL NO. 1	TABLE OF CONTENTS
Directors with Continuing Terms
Directors with Terms Continuing Until 2026

Mark Menezes was appointed to our Board on June 17, 2025. Mr. Menezes has served the President and CEO of the United States Energy Association (USEA) since June 2023. USEA is a non-profit energy organization founded in 1924 to foster the advancement of scientific and technological energy knowledge and the adoption of sound policies to ensure the access of affordable, reliable, clean and resilient energy both in the U.S. and internationally. Additionally, Mr. Menezes has served as an adjunct professor at Georgetown University Law School since August 2021. Mr. Menezes also founded Global Sustainable Energy Advisors LLC, a strategic advisory firm focused on energy policy and security matters, as well as innovative technologies, transactions and investments. Mr. Menezes also served as the Deputy Secretary of the United States Department of Energy from August 2020 to January 2021. Prior to serving as the Deputy Secretary, Mr. Menezes held several positions at the Department of Energy, including Under Secretary. Previously, Mr. Menezes was a partner at the law firm Hunton & Williams LLP, where he headed and managed the firm’s regulated markets and energy infrastructure practice group.
Mr. Menezes earned his B.A. from Louisiana State University and his J.D. from the Louisiana State University Law Center.
MR. MENEZES WAS SELECTED TO SERVE AS A DIRECTOR ON OUR BOARD DUE TO HIS EXTENSIVE EXPERIENCE IN ENERGY POLICY AND SECURITY MATTERS.

Mark Menezes

Board Member

Age: 69
Director Since: 2025

Daniel Shugar founded Nextracker and has served as its Chief Executive Officer since July 2013. Mr. Shugar began his career in the solar industry in 1988 and has held senior leadership positions in multiple solar companies. Prior to Nextracker, he served as Chief Executive Officer of Solaria Corporation, a solar panel manufacturing company, from January 2010 to June 2013. Mr. Shugar was the President of Systems, a division of SunPower Corporation, a global solar panel manufacturer and construction company, from January 2007 to March 2009. From 1996 to 2007, he served as President of PowerLight Corporation, a commercial and utility-scale solar system integrator. From 1986 to 1995, Mr. Shugar held various positions in the solar businesses of New World Power, Inc., Advance Photovoltaic Systems and the Pacific Gas & Electric Company. Mr. Shugar holds a Bachelor of Science degree in Electrical and Electronics Engineering from Rensselaer Polytechnic Institute and a Master of Business Administration from Golden Gate University.
MR. SUGAR WAS SELECTED TO SERVE AS A DIRECTOR ON OUR BOARD DUE TO HIS ROLE AS CHIEF EXECUTIVE OFFICER AND HIS EXTENSIVE MANAGEMENT EXPERIENCE IN THE SOLAR ENERGY INDUSTRY.

Daniel Shugar

Board Member & CEO

Age: 62
Director Since: 2023

Nextracker Inc.	12	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL NO. 1

William Watkins served as Chairman of the Board of Imergy Power Systems, Inc. (“Imergy”), a leading innovator in cost-effective energy storage products, from January 2015 to August 2016 and as Chief Executive Officer from September 2013 to August 2016. Prior to his time at Imergy, Mr. Watkins was the Chairman of the Board of Bridgelux, Inc. from February 2013 to December 2013 and Chief Executive Officer from January 2010 to February 2013. Mr. Watkins also served as the Chief Executive Officer of Seagate Technology Holdings PLC from 2004 to January 2009, as President and Chief Operating Officer from 2000 to 2004 and held various other positions from 1996 to 2000. During his time with Seagate, Mr. Watkins was responsible for Seagate’s hard disc drive operations, including recording heads, media and other components, and related R&D and product development organizations. Mr. Watkins has served on the Board of Directors of Flex Ltd. (“Flex”) since 2009. He previously served on the Board of Directors of Avaya Holdings Corp. from 2017 through 2023 and Maxim Integrated Products, Inc., from 2008 to 2021. Mr. Watkins holds a Bachelor of Science degree in Political Science from the University of Texas.
MR. WATKINS WAS SELECTED TO SERVE AS A DIRECTOR ON OUR BOARD DUE TO HIS EXTENSIVE MANAGEMENT EXPERIENCE ACROSS A NUMBER OF INDUSTRIES ON A GLOBAL SCALE, INCLUDING THE ENERGY STORAGE INDUSTRY, AS WELL AS HIS CURRENT AND PAST BOARD EXPERIENCE AS A DIRECTOR OF VARIOUS PUBLIC COMPANIES.

William Watkins

Board Member

Age: 72
Director Since: 2023

Howard Wenger has served as President of Nextracker since February 2022. Mr. Wenger began his solar career in 1984 and has held multiple leadership and board positions. Mr. Wenger served as President of Solaria Corporation, a solar panel manufacturing company, from May 2020 to October 2021, and as member of its Board of Directors from September 2019 to November 2022. From 2007 to 2017, he held various executive officer roles at SunPower Corporation, including President, Global Business Units, and for eight years serving as President and Chief Executive Officer of SunPower Corporation Systems, a wholly-owned subsidiary of SunPower Corporation. From 2003 to 2007, Mr. Wenger served as Executive Vice President and Board Director of PowerLight Corporation and prior to that held engineering and research positions at several companies, including AstroPower, Inc., Pacific Energy Group, PG&E and Intersol Power Corporation. Mr. Wenger holds a Bachelor of Arts degree in Environmental Studies from the University of California, Santa Barbara, and a Master of Science degree in Civil Engineering from the University of Colorado, Boulder.
MR. WENGER WAS SELECTED TO SERVE AS A DIRECTOR ON OUR BOARD DUE TO HIS ROLE AS PRESIDENT AND HIS EXTENSIVE MANAGEMENT EXPERIENCE IN THE SOLAR ENERGY INDUSTRY.

Howard Wenger

Board Member & President

Age: 65
Director Since: 2024

Nextracker Inc.	13	2025 Proxy Statement

PROPOSAL NO. 1	TABLE OF CONTENTS
Directors with Terms Continuing Until 2027

Julie Blunden has served on our Board of Directors since January 2024. Ms. Blunden served on the Board of Directors of American Battery Technology Company from February 2022 through March 2024, where she also served as Chair of its Compensation Committee and as a member of its Audit Committee and Governance Committee. Ms. Blunden has also served as an independent director on the Board of Directors of ZincFive, Inc., a privately held company, since February 2022, serving as Chair of its Compensation Committee. In addition, Ms. Blunden served on the Board of Advisors of Plus Power, LLC, a privately held company, from January 2021 through December 2024, and previously served as its Chief Operating Officer from October 2022 through July 2023. Ms. Blunden served as the Chief Commercial Officer of EVgo, Inc. from March 2018 through the completion of its sale to LS Power, L.P. in January 2020. Ms. Blunden has also served as Vice Chair at the Solar Energy Industries Association. Additionally, Ms. Blunden served on the Board of Directors of the Energy Storage Association from June 2018 through April 2020. Ms. Blunden has also served as a member of four other boards of directors of non-profit organizations and two advisory boards of non-profit organizations, including as a member of the Board of New Energy Nexus from May 2013 through March 2025, where she served as its chair through May 2024. Ms. Blunden also served as an Executive in Residence for the Global Energy Management Program at the University of Colorado Denver’s Business School from 2016 through December 2017. Ms. Blunden holds an engineering and environmental studies degree from Dartmouth College and a Master of Business Administration degree from Stanford’s Graduate School of Business.
MS. BLUNDEN WAS SELECTED TO SERVE AS A DIRECTOR ON OUR BOARD BASED ON HER EXTENSIVE INDUSTRY EXPERIENCE AND BACKGROUND IN THE POWER, RENEWABLES AND CLEAN ENERGY SECTORS.

Julie Blunden

Board Member

Age: 59
Director Since: 2024

Steven Mandel is a Partner with TPG Rise Climate, the dedicated climate investing strategy of the private equity firm TPG (“TPG”) where he has worked since 2019. He previously worked as a Director at Denham Capital from 2011 to May 2019, focusing on principal investments across the clean energy sector, and in the Power & Renewables investment banking division at Citigroup from 2009 to 2011. Mr. Mandel currently serves on the Board of Directors of Matrix Renewables, Intersect Power, Palmetto Solar, Climavision, and the non-profit Chordoma Foundation. Mr. Mandel holds a Bachelor of Science in Business and Economics with Honors from Lehigh University, a Master of Science in Finance from London Business School and holds Chartered Financial Analyst designation.
MR. MANDEL WAS SELECTED TO SERVE AS A DIRECTOR ON OUR BOARD BASED ON HIS EXTENSIVE MANAGEMENT EXPERIENCE AND BACKGROUND IN THE POWER, RENEWABLES AND CLEAN ENERGY SECTORS.

Steven Mandel

Board Member

Age: 37
Director Since: 2023

Nextracker Inc.	14	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL NO. 1

Willy Shih has served as the Robert and Jane Cizik Professor of Management Practice in Business Administration at Harvard Business School since 2007, where he teaches in MBA and Executive Education Programs. Prior to that, Mr. Shih spent 28 years in various senior management and consultancy positions with IBM, Digital Equipment, Silicon Graphics, Eastman Kodak Company and Thomson SA working in product development and manufacturing. Mr. Shih previously served on the Board of Directors of Flex from 2008 to 2022. Mr. Shih holds Bachelor of Science degrees in Chemistry and Life Sciences from the Massachusetts Institute of Technology, and a Doctor of Philosophy degree from the University of California at Berkeley. He is a Life Member of the Institute of Electrical and Electronics Engineers.
MR. SHIH WAS SELECTED TO SERVE AS A DIRECTOR ON OUR BOARD BASED ON HIS EXTENSIVE EXPERIENCE IN PRODUCT DEVELOPMENT AND MANUFACTURING.

Willy Shih

Board Member

Age: 74
Director Since: 2023
Directors Not Continuing after the Annual Meeting

Jonathan Coslet currently serves as a Senior Partner of TPG Global LLC (“TPG Global”), a private investment firm, and has been with TPG Global since 1993. He previously served as TPG Global’s Chief Investment Officer from 2008 to 2020. During his tenure with TPG Global, Mr. Coslet also served on the boards of directors of several public and private companies, including IQVIA Holdings Inc., a pharmaceutical consulting and contract research organization, from 2003 to 2020, Life Time Group Holdings, Inc., a health, fitness and recreational sports company, since 2015, Cushman & Wakefield plc, a leading global real estate services firm from 2018 through 2024, TPG Inc. from 2021 through 2024, and Crunch Fitness since 2021. Mr. Coslet has also previously served on the board of directors of several public and private companies, including Endurance Specialty Holdings, Ltd., IASIS Healthcare LLC, J. Crew Group, Inc., Neiman Marcus Group, Oxford Health Plans, Inc., Petco Health and Wellness Company Inc., and Quintiles. Prior to joining TPG Global, Mr. Coslet worked at Donaldson, Lufkin & Jenrette, and before that Drexel Burnham Lambert. Mr. Coslet also serves on the Board of Directors of Stanford Lucile Packard Children’s Hospital, where he is Chairman, the Stanford Medicine Board of Fellows and the Stanford Institute for Economic Policy Research Advisory Board. Mr. Coslet received his Bachelor of Science degree in Economics and Finance from the Wharton School of the University of Pennsylvania where he was Valedictorian, and his Master of Business Administration from Harvard Business School, where he was a Baker Scholar.
On May 9, 2025, Mr. Coslet notified the Company of his decision to not stand for reelection at the Meeting and will be departing as a director immediately following the Annual Meeting.
MR. COSLET WAS SELECTED TO SERVE AS A DIRECTOR ON OUR BOARD BASED ON HIS BACKGROUND IN FINANCE AND EXTENSIVE EXPERIENCE IN ADVISING AND GROWING COMPANIES.

Jonathan Coslet

Board Member

Age: 60
Director Since: 2023

Nextracker Inc.	15	2025 Proxy Statement

PROPOSAL NO. 1	TABLE OF CONTENTS
Board Skills Matrix

Name	Management Experience	Product Development & Manufacturing	Solar Industry Experience	Finance/ Corporate Audit Experience	Risk Management	Strategic Growth	Public Board Experience

Julie Blunden	•		•		•	•	•
Jeffrey Guldner	•		•			•	•
Jonathan Coslet	•			•		•	•
Monica Karuturi	•		•		•
Steven Mandel	•		•			•	•
Mark Menezes	•		•	•
Brandi Thomas	•			•	•	•
Willy Shih	•	•					•
Daniel Shugar	•	•	•			•	•
William Watkins	•		•			•	•
Howard Wenger	•	•	•		•	•	•

Nextracker Inc.	16	2025 Proxy Statement

Information Regarding the Board of Directors and Corporate Governance
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the charters of the committees of the Board and our Code of Business Conduct and Ethics, described below, can be found in the Governance section of the Investors section of our website at https://investors.nextracker.com/governance/governance/default.aspx. Alternatively, you can request a copy of any of these documents free of charge by writing to: Bruce Ledesma, Chief Legal and Compliance Officer & Secretary, Nextracker Inc., 6200 Paseo Padre Parkway, Fremont, CA 94555. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
Board Composition
Our Board of Directors consists of eleven members, including Jonathan Coslet, who is not standing for reelection at the Annual Meeting. Effective upon Mr. Coslet’s departure from the Board, the size of the Board will be reduced to ten directors. William Watkins is the Chair. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to management. Our Board meets on a regular basis and additionally, as required.

Our amended and restated certificate of incorporation provides for a classified board of directors, with our directors being divided into three classes: Class I, Class II and Class III. Directors belonging to one of the three classes are elected at each annual stockholders’ meeting, with directors designated as Class III to be elected at this Annual Meeting, directors designated as Class I to be elected at the 2026 annual meeting of stockholders, and directors designated as Class II to be elected at the 2027 annual meeting of stockholders. Each director’s term continues until the third annual meeting of stockholders after their election and qualification of their successor, or their earlier death, resignation or removal.
Director Independence
The Board’s guidelines for director independence conform to the independence requirements in the Nasdaq rules for those directors deemed independent. The Board considers all relevant facts and circumstances in determining independence.
Board Leadership Structure
The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches our peers undertake.
The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chair and Chief Executive Officer in any manner that it determines to be in the best interests of the Company at any point in time. The Chair and our Chief Executive Officer are currently separate. Our Chair is currently William Watkins. Our Board of Directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chair and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time.
If at any time the Chair is not an independent director, the Board shall appoint a lead director who must be independent. The Chair and the Chief Executive Officer are free, as is the Board of Directors as a whole, to call upon any one or more directors to provide leadership in a given situation should a special need arise.
The Board of Directors, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. In addition, all members of each of the Audit Committee, the Nom Gov Committee and the Compensation and People Committee (the “C&P Committee”) are independent directors, and the committee chairs have authority to hold executive sessions without management and non-independent directors present.

Nextracker Inc.	17	2025 Proxy Statement

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	TABLE OF CONTENTS
Board Diversity
The Company seeks to achieve a balance and diversity of knowledge, experience and capability with respect to the directors serving on the Board. The Board considers each candidate’s ability to contribute to the diversity of the Board (including diversity of experience, viewpoints, backgrounds, gender, race and ethnicity).
The below Board Diversity Matrix reports self-identified diversity statistics for the Board.

Board Diversity Matrix (as of June 25, 2025)

Total Number of Directors	11

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	3	8	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	1	0	0
Role of the Board in Risk Oversight
An important function of the Board is oversight of risk management at Nextracker. Risk is inherent in business, and the Board’s oversight, assessment and decisions regarding risks occur in the context of and in conjunction with the other activities of the Board and its committees. The Board believes that its current governance structure facilitates its risk oversight responsibilities.
The Audit Committee manages risk by overseeing the integrity of the Company’s financial statements and internal controls; the qualifications, independence and performance of the Company’s independent registered public accounting firm; the performance of the Company’s internal audit function; risk assessments from management with respect to cybersecurity; and the Company’s compliance with legal and regulatory requirements.
The Nom Gov Committee manages risk by reviewing and evaluating the size, composition, function and duties of the Board consistent with its needs; making recommendations to the Board as to determinations of director independence; reviewing and reassessing the Company’s Corporate Governance Guidelines and the Code of Business Conduct and Ethics for the Company and overseeing compliance with such Code.
The C&P Committee manages risk by reviewing and assessing risks arising from the Company’s employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the company; working with the Chief Executive Officer to plan for the succession of the Chief Executive Officer and other senior executive officers, including developing plans for interim or emergency succession; and overseeing the Company’s human capital management strategy.
It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. Our Chief Executive Officer, Chief Financial Officer and Chief Legal and Compliance Officer & Secretary coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Nextracker Inc.	18	2025 Proxy Statement

TABLE OF CONTENTS	INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Meetings of the Board of Directors
The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. From April 1, 2024 to March 31, 2025, the Board held 7 meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which they served held during the period for which they were a director or committee member. Our directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance. Each of our then directors attended the 2024 annual meeting of stockholders (the “2024 Annual Meeting”).
The Board and each of our standing committees typically hold an executive session of non-management directors as a part of every regularly scheduled quarterly meeting.
Information Regarding Committees of the Board of Directors
The Board has a number of committees that perform certain functions for the Board. The current committees of the Board are the Audit Committee, the C&P Committee and the Nom Gov Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.
Audit Committee
The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee was established by the Board to assist the Board in its oversight of the integrity of our financial statements and internal controls, and our compliance with legal and regulatory requirements. In addition, the Audit Committee is responsible for the oversight of the qualification, independence and performance of our independent registered public accounting firm as well as the appointment of our independent registered public accounting firm.
The Audit Committee consists of Julie Blunden, Steven Mandel and Brandi Thomas, with Ms. Thomas serving as chairperson. Our Board has determined (i) that each of Julie Blunden, Steven Mandel and Brandi Thomas satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC and (ii) that Brandi Thomas qualifies as an “audit committee financial expert” as defined in the SEC rules and regulations and satisfies the financial sophistication requirements of Nasdaq. In making these determinations, the Board relied on the past business experience of each director. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors.
A majority of the members of the Audit Committee satisfy the independence requirements under the Nasdaq rules and the rules of the SEC. Based on the Board’s assessment, we have determined that the current composition of our Audit Committee will not materially adversely affect its ability to act independently and to carry out its responsibilities, identified immediately below.
Our Audit Committee is directly responsible for, among other things:
•selecting and hiring our registered public accounting firm;
•evaluating the performance and independence of our registered public accounting firm;
•pre-approving all audit and any permitted non-audit services to be performed by our registered public accounting firm;
•reviewing the integrity of our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
•overseeing procedures for the treatment of complaints relating to accounting, internal accounting controls or audit matters;
•reviewing and discussing with management and the registered public accounting firm the results of the annual audit, our quarterly financial statements and our publicly filed reports;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•reviewing the effect of legal, regulatory and accounting initiatives on the Company’s financial statements;
•reviewing the effect of off-balance sheet arrangements, if any, on the Company’s financial statements;
•reviewing and approving in advance any proposed related-person transactions;
•the administration of our related party transaction policy; and
•preparing the audit committee report that the SEC requires in our annual proxy statement.

Nextracker Inc.	19	2025 Proxy Statement

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	TABLE OF CONTENTS
Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the Nasdaq rules. The Audit Committee met 8 times in fiscal year 2025. The Audit Committee charter can be found in the Governance section of the Investors section of our website at https://investors.nextracker.com/governance/governance/default.aspx. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Audit Committee charter grants the Audit Committee authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.
As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also reviews and assesses the adequacy of its charter at least annually and recommends any proposed changes to the Board for its consideration.
The Board annually reviews the Nasdaq rules’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are “financially literate” under the Nasdaq rules and that members of the Audit Committee received no compensation from the Company other than for service as a director.
Compensation and People Committee
The C&P Committee consists of Julie Blunden, Jonathan Coslet, Monica Karuturi and Willy Shih, with Mr. Shih serving as chairperson. Our Board has determined that each of Julie Blunden, Jonathan Coslet, Monica Karuturi and Willy Shih satisfies the requirements for independence under the rules and regulations of Nasdaq.
Our C&P Committee is responsible for, among other things:
•reviewing and recommending to the Board for approval the compensation for our Chief Executive Officer, as well as any employment, consulting, severance, change in control, termination or separation agreements between the Company and the Chief Executive Officer;
•reviewing and approving the compensation for all of our other officers, as well as any employment, severance, consulting, change in control, termination or separation agreements between the Company and our other officers;
•administering our equity compensation plans;
•overseeing our overall compensation policies and practices;
•reviewing the Company’s management succession planning and developing plans for interim or emergency succession for executive officers; and
•reviewing and approving the compensation committee report that the SEC requires in our annual proxy statement.
Our C&P Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. The C&P Committee met 5 times in fiscal year 2025. The C&P Committee charter can be found in the Governance section of the Investors section of our website https://investors.nextracker.com/governance/governance/default.aspx. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The C&P Committee charter grants the C&P Committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser, including the authority to approve the consultant’s reasonable compensation. The C&P Committee may select such advisers, or receive advice from any other adviser, only after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by Nasdaq rules.
Under the C&P Committee charter, the C&P Committee may, in its discretion, delegate its duties to a subcommittee.
As required by its charter, the C&P Committee conducts a self-evaluation at least annually. The C&P Committee also annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for its consideration.
Compensation and People Committee Processes and Procedures
The implementation of our compensation philosophy is carried out under the supervision of the C&P Committee. The C&P Committee charter requires that the C&P Committee meet as often as its members deem necessary to perform its responsibilities under the charter. The agenda for each meeting is usually developed by the chairperson of the C&P Committee, in consultation with other C&P Committee members, management and the C&P Committee’s independent advisors. The C&P Committee also meets regularly in executive session. Meetings may, at the discretion of the C&P Committee, include other directors or members of management in addition to the C&P Committee’s independent advisors, for the purpose of providing analysis and information to assist management with their recommendations on various compensation matters. Management does not participate in the executive sessions of the C&P Committee. For a description of the role of our management and any compensation consultants for executive compensation decisions for fiscal year 2025, please see the section titled “Compensation Discussion and Analysis” of this Proxy Statement.

Nextracker Inc.	20	2025 Proxy Statement

TABLE OF CONTENTS	INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Compensation and People Committee Interlocks and Insider Participation
During fiscal year 2025, Julie Blunden, Jonathan Coslet and Willy Shih served on the C&P Committee. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board.
Nominating, Governance and Public Responsibility Committee
The Nominating, Governance and Public Responsibility Committee (“Nom Gov Committee”) is generally responsible for identifying qualified Board candidates, recommending director nominees and appointments to Board committees, evaluating Board performance and overseeing our Code of Business Conduct and Ethics. The Nom Gov Committee consists of Jeffrey Guldner, Mark Menezes and William Watkins, with Mr. Watkins serving as chairperson. Our Board has determined that each of Jeffrey Guldner, Mark Menezes and William Watkins satisfies the requirements for independence under the rules and regulations of Nasdaq and the SEC.
Our Nom Gov Committee is responsible for, among other things:
•identifying, recruiting, evaluating and recommending candidates for service as members of the Board and as members of committees of the Board consistent with criteria approved by the Board, including assessing a candidate’s independence and, in the case of candidates for membership on the Board’s Audit Committee, financial literacy and expertise;
•reviewing and considering stockholder-recommended candidates for nomination to the Board;
•shaping and overseeing the application of the Company’s environmental, social and corporate governance guidelines, policies and procedures, and compliance with laws and regulations;
•overseeing Board communications with stockholders, stockholder proposals and stockholder activism;
•reviewing conflicts of interest of our directors and officers and proposed waivers of our corporate governance guidelines and Code of Business Conducts and Ethics; and
•assessing the composition and performance of the Board and the committees of the Board and the performance of each individual director.
The Nom Gov Committee met 4 times in fiscal year 2025. Our Nom Gov Committee operates under a written charter that satisfies the applicable rules of the SEC and the Nasdaq rules. A detailed discussion of the Nom Gov Committee’s procedures for recommending candidates for election as a director appears below under the caption “Procedures of the Nominating, Governance and Public Responsibility Committee.”
The Nom Gov Committee charter can be found in the Governance section of the Investors section of our website at https://investors.nextracker.com/governance/governance/default.aspx. The Nom Gov Committee charter complies with the guidelines established by Nasdaq. Information on, or accessible through, our website is not incorporated by reference in this Proxy Statement. The charter of the Nom Gov Committee grants the Nom Gov Committee authority to retain and terminate any advisers, including search firms to identify director candidates, compensation consultants as to director compensation and legal counsel, including sole authority to approve all such advisers’ fees and other retention terms.
Procedures of the Nominating, Governance and Public Responsibility Committee
In connection with nominating directors for election at the Annual Meeting and periodically throughout the year, the Nom Gov Committee considers the composition of the Board and each committee of the Board to evaluate its effectiveness and whether changes should be considered to either the Board or any of the committees. In support of this process, the Board has determined that the Board as a whole must be inclusive and have the right balance and diversity of knowledge, experience and capability for the optimal functioning of the Board in its oversight of our Company. The Board considers the following factors and qualifications, without limitation:
•the appropriate size and the diversity of the Board;
•the needs of the Board with respect to the particular talents and experience of its directors;
•the knowledge, skills and experience of nominees, including experience in the industry in which we operate, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
•familiarity with domestic and international business matters;
•familiarity and experience with legal and regulatory requirements; and
•experience with accounting rules and practices.

Nextracker Inc.	21	2025 Proxy Statement

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	TABLE OF CONTENTS
Considerations in Evaluating Director Nominees
Pursuant to the Nom Gov Committee charter, the Nom Gov Committee periodically reviews the composition of the Board in light of current challenges and needs of the Board and the Company and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, skills, background and experience. Although the Nom Gov Committee does not have a formal policy regarding diversity on the Board, the Nom Gov Committee is sensitive to the importance of nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board. The Nom Gov Committee also considers applicable laws and regulations and Nasdaq listing standards.
Once the Nom Gov Committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, the Nom Gov Committee uses a flexible set of procedures in selecting individual director candidates. Rather than applying specific minimum criteria in identifying candidates, the Nom Gov Committee seeks candidates with high professional and personal ethics and values, a general understanding of various business disciplines (e.g., marketing, finance, etc.), an understanding of the Company’s business and industry, educational and professional background, analytical ability, willingness to devote adequate time to Board duties and ability to act in and represent the balanced best interests of the Company and its stockholders as a whole, rather than special constituencies. This flexibility allows the Nom Gov Committee to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The first step in the general process is to identify the type of candidate the Nom Gov Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of a director search. The Nom Gov Committee may consider candidates recommended by management, by members of the Nom Gov Committee, by the Board, by stockholders or by a third party it may engage to conduct a search for possible candidates. In considering candidates submitted by stockholders, the Nom Gov Committee will take into consideration the needs of the Board, and the qualifications of the candidate. In evaluating recommendations submitted by stockholders, the Board will evaluate such prospective nominees using the same standards that are applicable for all Board candidates.
Once candidates are identified, the Nom Gov Committee conducts an evaluation of qualified candidates. The evaluation generally includes interviews and background and reference checks. As noted above, there is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. In identifying and evaluating potential nominees to serve as directors, the Nom Gov Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate.
If the Nom Gov Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the directors may in turn conduct their own review to the extent they deem appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an annual meeting of stockholders or appointed as a director by a vote of the Board as appropriate.
Stockholder Communications with the Board of Directors
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.
The Board has adopted a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any particular director at 6200 Paseo Padre Parkway, Fremont, CA 94555, c/o Bruce Ledesma, Chief Legal and Compliance Officer & Secretary. All such communications received by Bruce Ledesma will be sent directly to the Board or the particular director indicated.
Code of Business Conduct and Ethics
Our Board of Directors has adopted a code of ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is available in the Governance section of the Investors section of our website at https://investors.nextracker.com/governance/governance/default.aspx. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. We intend to disclose future amendments to our Code of Business Conduct and Ethics, or any waivers of such code, on our website or in public filings.

Nextracker Inc.	22	2025 Proxy Statement

TABLE OF CONTENTS	INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Involvement in Certain Legal Proceedings
There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Nextracker Inc.	23	2025 Proxy Statement

Proposal No. 2:
Ratification of the Selection of the Independent Registered Public Accounting Firm
On February 13, 2025, our Audit Committee selected Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2026. Deloitte has served as our independent registered public accounting firm since 2021. Representatives of Deloitte plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

VOTE

The Board of Directors recommends a vote IN FAVOR of Proposal No. 2.
Independent Registered Public Accounting Firm
The following is a summary of the fees and services provided by Deloitte to the Company for fiscal years 2024 and 2025:

	Fiscal Year Ended March 31,

Description of Services Provided by Deloitte	2024 ($)	2025 ($)

Audit Fees (1)	4,325,548	3,915,810
Audit Related Fees (2)	—	500,000
Tax Fees (3)	550,876	138,714
All Other Fees (4)	3,790	3,790
Total	4,880,214	4,558,314
(1)Audit Fees for Deloitte for fiscal years 2024 and 2025 were for professional services rendered for the audits of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. Fees for the year ended March 31, 2024 included $800,000 billed in connection with services related to our follow-on offering and filing of a registration statement on Form S-4.
(2)Audit-Related Fees include fees related to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included in the fees reported in the table above under “Audit Fees.” The services in this category relate primarily to the performance of due diligence on mergers and acquisitions.
(3)Tax Fees consist of fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice and tax planning services, including assistance regarding federal, state and international tax compliance, return preparation, tax audits and customs and duties.
(4)All Other Fees consist of fees for professional services rendered by our independent registered public accounting firm for permissible non-audit services.

Nextracker Inc.	24	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL NO. 2
Audit Committee Pre-Approval Policy
The Audit Committee or a delegate thereof pre-approves the scope of the audit and non-audit services provided by our independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence, and presents its conclusions to the full Board on at least an annual basis.
All of the services provided by Deloitte since the Company’s initial public offering in February 2023, and fees for such services, were approved by the Audit Committee in accordance with these standards.
Vote Required
To be approved, the holders of a majority in voting power of the shares present or represented by proxy at the meeting and entitled to vote on Proposal No. 2 must vote “For” the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2026. Broker non-votes are not applicable with respect to Proposal No. 2 as brokers generally have discretion to vote uninstructed shares on this proposal. Abstentions will have the same effect as an “Against” vote.

VOTE

The Board of Directors recommends a vote IN FAVOR of Proposal No. 2.

Nextracker Inc.	25	2025 Proxy Statement

Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2025 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP the accounting firm’s independence.
Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.
Respectfully submitted by the members of the Audit Committee of the Board:
The Audit Committee
Brandi Thomas, Chair
Julie Blunden
Steven Mandel
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Nextracker Inc.	26	2025 Proxy Statement

Proposal No. 3:
Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers
We are required by Section 14A of the Exchange Act to offer our stockholders an opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”) (commonly referred to as a “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Although the vote is non-binding, we value constructive feedback from our stockholders on executive compensation and other important matters, and the Board and the C&P Committee will consider the voting results when making future compensation decisions. In a decision that factored in the non-binding advisory vote of our stockholders at our 2023 annual meeting of stockholders on the frequency of stockholder advisory votes on the compensation of our named executive officers, we determined to hold a non-binding, advisory vote on the compensation of our named executive officers annually. We expect to hold our next non-binding, advisory vote on the frequency of say-on-pay votes at our 2029 annual meeting of stockholders.

VOTE

The Board of Directors recommends a vote "FOR” approval, on an advisory basis, of the compensation of our named executive officers.
As described under the heading “Compensation Discussion and Analysis” in this Proxy Statement, our executive compensation program is designed to attract, retain and motivate top-level talent who possess the skills and leadership necessary to grow our business and enable long-term value creation. The Board encourages our stockholders to read the disclosures set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement to review the compensation actions taken in fiscal year 2025. The Board believes that our executive compensation program effectively aligns executive pay with our performance and results in the attraction and retention of talented executives who are critical to our success.
Accordingly, the Board recommends that our stockholders vote “For” the following resolution:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the proxy statement furnished for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED on an advisory basis.”
Because the vote is advisory, it is not binding on management or the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the C&P Committee and the Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the C&P Committee and the Board in continuing to improve the alignment of our executive compensation program with business objectives and performance and with the interests of our stockholders.
Vote Required
To be approved, the holders of a majority in voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter must vote “For” the approval, on an advisory basis, of the compensation of our named executive officers. Broker non-votes will have no effect. Abstentions will have the same effect as an “Against” vote.

VOTE

The Board of Directors recommends a vote "FOR” approval, on an advisory basis, of the compensation of our named executive officers.

Nextracker Inc.	27	2025 Proxy Statement

Executive Officers
The following table sets forth certain information concerning our executive officers as of the date of this Proxy Statement:

Name	Age	Position

Daniel Shugar	62	Chief Executive Officer & Director
Howard Wenger	65	President & Director
Charles Boynton	57	Chief Financial Officer
Bruce Ledesma	57	Chief Legal and Compliance Officer & Secretary
Nicholas (Marco) Miller	56	Chief Operating Officer
David Bennett	55	Chief Accounting Officer and former Chief Financial Officer
There are no family relationships between any of our directors and any of our executive officers.
Mr. Shugar’s and Mr. Wenger’s biographies can be found under the section titled “Proposal No. 1: Election of Directors—Director Nominees” with the biographies of the other members of the Board. Biographies for our other executive officers are below.

Charles Boynton has served as our Chief Financial Officer since May 29, 2024. Prior to becoming our Chief Financial Officer, Mr. Boynton served on our Board of Directors, including as chair of our Audit Committee from February 2023 through March 15, 2024. He also previously served as the Chief Financial Officer of Logitech, a digital product company founded in Lausanne, Switzerland, from February 2023 through March 2024. Prior to joining Logitech, Mr. Boynton served as the Executive Vice President and Chief Financial Officer of Plantronics Inc. also known as Poly, Inc., a global business and consumer audio and video communications company (acquired by HP Inc. in October 2022). Mr. Boynton previously served as Executive Vice President and Chief Financial Officer of SunPower Corporation, a global vertically integrated solar company, from March 2012 to May 2018, continuing as an Executive Vice President until July 2018, and as Vice President of Corporate Finance and Corporate Development from June 2010 to March 2012. Mr. Boynton served as the Chief Executive Officer and Chairman of the Board of 8point3 Energy Partners, an owner / operator of solar energy generation projects, from March 2015 to June 2018 (acquired by Capital Dynamics in July 2018). Mr. Boynton served as the Chief Financial Officer of ServiceSource International, Inc., a global outsourced, customer success and growth solutions company, from April 2008 to May 2010. From March 2004 to April 2008, Mr. Boynton served as the Chief Financial Officer at Intelliden, a software company (acquired by IBM in January 2010). Prior to that, Mr. Boynton held key financial positions at Commerce One, Inc., Kraft Foods, Inc. and Grant Thornton, LLP.
MR. BOYNTON WAS A CERTIFIED PUBLIC ACCOUNTANT, STATE OF ILLINOIS, AND A MEMBER OF FEI, SILICON VALLEY CHAPTER. MR. BOYNTON RECEIVED HIS BACHELOR OF SCIENCE IN ACCOUNTING FROM INDIANA UNIVERSITY’S KELLEY SCHOOL OF BUSINESS AND HIS MASTER OF BUSINESS ADMINISTRATION FROM NORTHWESTERN UNIVERSITY’S KELLOGG SCHOOL OF MANAGEMENT.

Charles Boynton

Chief Financial Officer

Age: 57

Nextracker Inc.	28	2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE OFFICERS

Bruce Ledesma has served as our Chief Legal and Compliance Officer and Secretary since January 2025. Prior to that, Mr. Ledesma served as our President, Strategy and Administration from May 2023 to January 2025 and previously as our President, Strategy, Software and Administration since March 2022. Mr. Ledesma served as President of Nextracker from May 2019 to February 2022. Mr. Ledesma previously served as Executive Vice President, Corporate Development of Solar Mosaic, Inc., a fintech company financing residential solar and home improvement projects, from May 2016 to May 2019, and as its Chief Operating Officer from July 2014 to May 2016. Mr. Ledesma was the co-founder of Roble Capital, LLC, a private investment fund, and served as its Chief Operating Officer from June 2013 to July 2014. He served as General Counsel and Corporate Secretary of SunPower Corporation, a global solar panel and technology manufacturer and solar system provider, from January 2007 to March 2012. From 2005 to 2007, Mr. Ledesma served as General Counsel of PowerLight Corporation, a commercial and utility scale solar system integrator. From 1998 to 2004, Mr. Ledesma held various legal and executive positions with Barra, Inc., a software financial risk management company. From 1993 to 1998, Mr. Ledesma practiced as a corporate attorney for Latham & Watkins LLP.
MR. LEDESMA HOLDS A BACHELOR OF ARTS DEGREE IN ECONOMICS FROM STANFORD UNIVERSITY AND JURIS DOCTOR DEGREE FROM HARVARD LAW SCHOOL.

Bruce Ledesma

Chief Legal and Compliance Officer and Secretary

Age: 57

Nicholas (Marco) Miller is a co-founder of Nextracker and has served as its Chief Operating Officer since March 2021, its Senior Vice President, Global Operations from August 2017 to March 2021, and its Vice President of Operations from December 2013 to August 2017. From August 2011 to December 2013, he was the Senior Director of Customer Care at Solaria Corporation, a solar panel manufacturing company. He held senior management roles at SunPower Corporation, a global solar panel and technology manufacturer and solar system provider, in Geneva, Switzerland from 2007 to 2011, where he managed all utility solar construction projects in the Europe, Middle East and Africa regions. Prior to that, Mr. Miller worked at PowerLight Corporation, a commercial and utility scale solar system integrator, from 2001 to 2006, where he held various project management roles in solar construction.
MR. MILLER HOLDS A BACHELOR OF ARTS DEGREE IN ENGLISH FROM MCGILL UNIVERSITY.

Nicholas (Marco) Miller

Chief Operating Officer

Age: 56

Nextracker Inc.	29	2025 Proxy Statement

EXECUTIVE OFFICERS	TABLE OF CONTENTS

David Bennett has served as Chief Accounting Officer of Nextracker since May 2024 and prior to that as our Chief Financial Officer from June 2021 through May 2024. Mr. Bennett previously served as Principal Accounting Officer of Flex since July 2013 and has held positions of increasing responsibility since joining Flex in 2005, including Senior Vice President, Finance from 2014 to 2021, Vice President, Finance from 2009 to 2014 and Corporate Controller from 2011 to 2013. Prior to joining Flex, he was a Senior Manager at Deloitte and Touche LLP from 1992 to 2005.
MR. BENNETT IS A CERTIFIED PUBLIC ACCOUNTANT (INACTIVE) IN THE STATE OF COLORADO AND EARNED A BACHELOR OF ARTS DEGREE IN BUSINESS AND ADMINISTRATION WITH AN EMPHASIS IN ACCOUNTING AND FINANCE FROM THE UNIVERSITY OF COLORADO, BOULDER, LEEDS SCHOOL OF BUSINESS.

David Bennett

Chief Accounting Officer and Former Chief Financial Officer

Age: 55

Nextracker Inc.	30	2025 Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy, process and objectives and the elements of our fiscal year 2025 (“FY25”) compensation program for our named executive officers (“NEOs”). It gives the context for understanding and evaluating the compensation information contained in the tables and related disclosures that follow. Our NEOs for FY25 are as follows:

Name	Position

Daniel Shugar	Chief Executive Officer (“CEO”) & Director
Howard Wenger	President & Director
Charles Boynton (1)	Chief Financial Officer
Bruce Ledesma	Chief Legal & Compliance Officer
Nicholas (Marco) Miller	Chief Operating Officer
David Bennett (2)	Chief Accounting Officer and former Chief Financial Officer
(1)Mr. Boynton began serving as Chief Financial Officer effective May 29, 2024.
(2)Mr. Bennett ceased serving as Chief Financial Officer effective as of May 29, 2024 upon Charles Boynton’s appointment to such role. Mr. Bennett remains an employee of Nextracker as its Chief Accounting Officer.
FY25 Financial and Business Highlights
We had another exceptionally strong year in FY25, as we saw record revenue and profits as highlighted below:
•FY25 Revenue - $2,959 million (18% year-over-year growth)
•FY25 GAAP Net Income - $517 million (4.2% year-over-year growth)
•FY25 Adjusted EBITDA* - $776 million (49% year-over-year growth)
•FY25 GAAP Net Cash Provided by Operating Activities - $656 million (53% year-over-year growth)
•FY25 Adjusted Free Cash Flow* - $622 million (46% year-over-year growth)
*    “Adjusted EBITDA” and “adjusted free cash flow” are non-GAAP financial measures. See Appendix A of this Proxy Statement for definitions of these non-GAAP measures and a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.
This CD&A primarily addresses the material elements of our FY25 compensation programs and policies, including our overall compensation philosophy and program objectives.

Nextracker Inc.	31	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Our Compensation Philosophy
Overview
Our compensation philosophy is driven by our pay-for-performance culture, which incentivizes the achievement of a balanced set of performance objectives with respect to Nextracker through the implementation of the following objectives:

Drive business success	Our executive compensation program is designed to drive our success as a market leader in intelligent, integrated solar tracker and related yield management solutions used in utility-scale and distributed generation solar projects around the world.

Pay meaningfully aligned to performance	Nextracker’s compensation program is designed to tie actual pay for our NEOs to Nextracker’s performance against rigorous short-term and long-term performance objectives. This pay-for-performance compensation philosophy aims to create stockholder value, where above-target performance should be rewarded when achieved, and below-target performance should lead to reduced compensation, including zero payouts when minimum performance thresholds are not met.

Attract, retain and motivate superior talent	Our compensation program is intended to be competitive in order to attract, retain and motivate a high-caliber and responsible leadership team. A key objective of the compensation program is to provide competitive compensation opportunities based on the achievement of performance objectives, while balancing the need to avoid excessive or inappropriate risk-taking and maintaining an appropriate cost structure.

Aligning compensation with stockholder interests	Equity awards with multi-year vesting and performance requirements, along with rigorous stock ownership guidelines, help align our NEOs’ compensation with the creation of long-term stockholder return and align the interests of our executive officers with our stockholders.

Peer group analysis	Peer group data is used as a guide for compensation decisions, but this data does not form the sole basis for our compensation program.

To ensure that our executive compensation program aligns the interests of our NEOs with those of our stockholders, we utilize performance metrics for both our short-term and long-term incentive programs that are key drivers of stockholder value. We also ensure that a substantial portion of performance-based compensation is delivered through equity awards.

Nextracker Inc.	32	2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Philosophy
Our Compensation & People Committee (“C&P Committee”) oversees our executive compensation program based on the following philosophy and guiding principles.

Element	Overview

Pay level	Pay is regularly benchmarked against a set of industry peers to ensure it remains competitive and equitable.

Base salaries and target cash compensation are competitively positioned for executives.

Pay levels are determined in order to attract and retain superior leaders in a highly competitive market for talent.

Substantial emphasis on at-risk compensation	Emphasis on performance-contingent, long-term equity-based incentive compensation in preference to fixed compensation.

Programs are designed to link actual pay to the achievement of pre-determined performance goals that create stockholder value and align with our stockholders’ interests.

100% of at-risk compensation is based on achievement of incentive outcomes against pre-determined performance metrics.

Focus on long-term performance	While measurement of short-term results maintains day-to-day focus, our compensation philosophy is also built on the premise that stockholder value is built over the long term.

We require our NEOs to own a significant amount of Nextracker equity to ensure a continued link between the interests of our NEOs and our stockholders.

Nextracker Inc.	33	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Our Executive Compensation Program Reflects Good Governance Practices
Our C&P Committee designed our FY25 compensation program to be consistent with leading corporate governance and executive compensation practices:

What We Do

At risk pay	We deliver a significant portion of executive compensation through variable, at-risk compensation, including annual bonuses subject to rigorous performance requirements and long-term equity incentive awards to align interests with our stockholders.

Capped payouts	We set maximum award levels under our annual and long-term incentive program, with award payouts capped at 200% for annual incentive compensation and 300% for long-term performance-based compensation. We cap payouts under these variable incentive plans to discourage excessive or inappropriate risk taking by our NEOs.

Peer group	We review peer group compensation information regularly to ensure that our executive compensation program is competitively aligned with market practices and reevaluate the peer group annually to ensure it reflects our business.

Ownership guidelines	We maintain robust stock ownership guidelines that reinforce the alignment of NEO and stockholder interests.

Clawback policy
We maintain a clawback policy which mandates recoupment of officers' incentive-based compensation in case of an accounting restatement due to U.S. securities law noncompliance under Rule 10D-1 of the Dodd-Frank Act. A more detailed summary of Nextracker’s clawback policy can be found on page 49.

Double-trigger acceleration	We only provide for “double-trigger” change-in-control payments and benefits for our executive officers.

Independent compensation consultant	Our C&P Committee has engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant, to provide advice on our executive and director compensation matters.

Annual review	Our C&P Committee conducts an annual review of our compensation strategy and practices with an extensive risk assessment.

Say-on-pay	We hold an annual say-on-pay vote.

Stockholder engagement	We are committed to maintaining ongoing dialogue with our investors to discuss matters of importance to them and to obtain feedback on our compensation program.

Minimum vesting	We require one-year minimum vesting on all stock award grants to employees, with very limited exceptions.

What We Don’t Do

No minimum payouts	Our compensation plans do not have minimum guaranteed payout levels.

No automatic or guaranteed compensation increases	We do not provide for automatic salary increases or increases in target short- or long-term incentive awards.

No hedging, pledging or short sales	We do not permit our executive officers or directors to hedge or short-sell Nextracker securities. Additionally, our executive officers and directors are prohibited from pledging Nextracker securities against other debt.

No excise tax gross-ups	We do not provide any gross-up for any excise tax payable by an executive officer under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).

No excessive severance	We do not provide excessive severance payments.

No repricing	We do not permit the repricing or cash-out of stock options or stock appreciation rights without stockholder approval.

Nextracker Inc.	34	2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Say-On-Pay Advisory Vote Results and Stockholder Engagement
2024 Say-On-Pay Voting Results
At our 2024 Annual Meeting, we held a non-binding advisory vote with respect to the compensation of our NEOs (commonly referred to as a “say-on-pay” vote). Approximately 85% of the votes cast (excluding abstentions) voted in favor of our executive compensation program.
In addition to our annual “say-on-pay” vote, the C&P Committee is committed to ongoing engagement with our stockholders to gain valuable insight into the issues that matter most to them and to enable Nextracker to address them effectively. We routinely interact and communicate with stockholders through a number of forums, including through investor meetings and conferences. During FY25, we reached out to 90% of our top 20 stockholders and ultimately engaged with 176 stockholders, representing, in the aggregate, over 74% of our outstanding capital stock. These discussions included feedback on various topics important to Nextracker, including executive compensation.
Concrete Actions Taken in Response to Shareholder Engagement
In light of this shareholder engagement, our C&P Committee listened to the feedback received from our shareholders and made important changes to our FY25 Executive Compensation Program from prior years.
In particular, our shareholders expressed a desire that each performance-based component of an executive’s compensation be measured based on distinctive, unique metrics. While our fiscal year 2024 (“FY24”) performance-based restricted stock units (“PSUs”) and our fiscal year 2023 (“FY23”) PSUs had some overlapping metrics with our short-term incentive plan, our C&P Committee adjusted the underlying performance metrics in our FY25 executive compensation program to provide unique and separate metrics for FY25 PSU achievement and FY25 STIP (as defined below) achievement. We believe these changes were directly responsive to the feedback we received from our shareholders. See “Compensation-Setting Process and FY25 Executive Compensation – Overview – FY25 Compensation Components” below for more information.
Compensation-Setting Process and FY25 Executive Compensation
Overview – FY25 Compensation Components
As further described below, Nextracker’s FY25 executive compensation program was primarily comprised of base salary, short-term incentive compensation under our incentive bonus plan (as described below) and our long-term incentive compensation under the LTIP (as defined below).

FY25 Compensation Components	Form of Compensation	Performance Period	Metrics and Performance Criteria	More Information

Base Salary	Cash	Annual	NEO base salary changes reviewed annually by CEO (or C&P Committee for CEO changes) No base salary increases for FY25 for our NEOs	Page 37

Short-Term Incentive Plan	Cash	Annual	FY25 Adjusted EBITDA, Adjusted Free Cash Flow, and Strategic Milestones and an individual performance factor	Page 38

Long-Term Incentive Plan	Performance Stock Units (PSUs)	1-year and 3-year measurement periods	FY25 Revenue, FY25 Adjusted Diluted EPS with three-year rTSR along with service-based vesting	Page 42

	Restricted Stock Units (RSUs)	Vest annually over three years	Service-based vesting	Page 43

	Stock Options	Vest at the end of three years	Service-based vesting	Page 44

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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
The C&P Committee’s Role
Our C&P Committee, which is comprised entirely of independent directors, is responsible for implementing, monitoring and evaluating our executive compensation philosophy and objectives and oversees the compensation program for our NEOs. Further, our C&P Committee reviews and approves, or recommends to the independent directors of the Board for approval, all components of executive pay and reports its decisions to the Board, and otherwise reviews and approves matters related to executive compensation on an as-needed basis.
The C&P Committee’s responsibilities and authority are described fully in the C&P Committee’s charter, which is available on our website https://investors.nextracker.com/governance/governance/default.aspx.
The C&P Committee and Management’s Involvement
Our CEO makes recommendations to our C&P Committee for changes to base salary, annual incentive awards and equity grants for our NEOs (other than our CEO, whose compensation is determined solely by our C&P Committee and the Board). Our Chief Human Resources Officer also provides recommendations to the C&P Committee on other elements of our compensation program for senior executives, including, for example, the design and metrics under our annual and long-term programs.
The C&P Committee and its Independent Compensation Consultant
Our C&P Committee engaged the services of Meridian as the independent compensation consultant for the C&P Committee for FY25 to provide advice on executive compensation matters. Meridian did not provide any other services to Nextracker or its management.
The C&P Committee regularly reviews, no less than annually, the independence of its compensation consultant in accordance with SEC and Nasdaq requirements. At this time, the C&P Committee has determined that no conflict of interest exists for our compensation consultant.
Nextracker Compensation Benchmarks and Peer Group
The C&P Committee develops, determines and adjusts compensation benchmarks and the peer group with respect to Nextracker (the “Peer Group”). The C&P Committee reviews the Peer Group on an annual basis, with input from Meridian, and the Peer Group may be adjusted from time to time based on, among other factors, a comparison of revenues, market capitalization, industry, peer group performance, merger and acquisition activity and stockholder input. Based on the advice of Meridian, the following companies were designated as the Peer Group with respect to our compensation program for FY25:

Array Technologies, Inc. ARRY Dropbox, Inc. DBX Enersys ENS Enphase Energy, Inc. ENPH F5, Inc. FFIV	First Solar, Inc. FSLR Fluence Energy, Inc. FLNC Juniper Networks, Inc. JNPR Keysight Technologies, Inc. KEYS National Instruments Corporation NATI (1)	NetApp, Inc. NTAP Okta, Inc. OKTA Pure Storage, Inc. PSTG Resideo Technologies, Inc. REZI Skyworks Solutions, Inc. SWKS	SolarEdge Technologies, Inc. SEDG Sunnova Energy International Inc. NOVA SunPower Corporation SPWR (2) Sunrun Inc. RUN Trimble Inc. TRMB

(1)National Instruments Corporation was acquired by Emerson Electric in October 2023.
(2)SunPower Corporation filed for bankruptcy in August 2024.
The C&P Committee considers the compensation provided by companies in our Peer Group in order to provide insight into market competitive pay programs, levels and practices. We compete with some of the companies in our Peer Group to attract key employees which is considered by the C&P Committee in our compensation design and practices. In addition, the C&P Committee also reviews standardized surveys of large technology and manufacturing firms to evaluate the competitiveness of Nextracker’s compensation programs in the context of general compensation practices.

Nextracker Inc.	36	2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Appropriate Pay Mix
Our FY25 compensation philosophy is designed around “pay-for-performance” so that a significant portion of our NEOs’ total target direct compensation is “at-risk.” In determining the mix of the various reward elements and the value of each component, the C&P Committee considered the executive’s role, the competitiveness of the market for executive talent, company performance, individual performance, internal pay equity, historical compensation and retention concerns. Executive officers generally have a greater portion of their compensation at risk through short- and long-term incentive programs than the rest of our employee population because of their relatively greater responsibility and ability to influence Nextracker’s performance.
As illustrated by the charts below, we have adopted a more performance-based, “at-risk” compensation structure than our Peer Group, reinforcing our strong alignment with shareholder outcomes. For FY25, approximately 95% of our CEO’s and 91% of our other NEOs’ annual target total direct compensation were “at-risk”—meaning they were contingent on the achievement of defined service and/or performance goals. By comparison, our Peer Group’s averages were 90% for CEOs and 84% for NEOs, underscoring Nextracker’s commitment to pay-for-performance principles.
The STIP is reflected at target and does not reflect the actual payout. PSUs, restricted stock units (“RSUs”) and stock options are reflected at their approved target grant date fair value. The amounts exclude Mr. Boynton’s one-time sign-on bonus and one sign-on award of RSUs but include Mr. Boynton’s FY25 annual RSU and PSU awards.
Base Salary
The following table sets forth the base salaries of our NEOs with respect to FY25.
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time of hire, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, our C&P Committee reviews the base salaries of each NEO annually and makes adjustments, if any, as it determines to be reasonable and necessary.

Nextracker Inc.	37	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
For FY25, our C&P Committee reviewed each NEO’s base salary and determined that no increase to base salaries for FY25 were required over the prior fiscal year.

Name and title	FY25 Base Salary ($)	Base Salary at March 31, 2024 ($)

Daniel Shugar Chief Executive Officer	863,000	863,000
Howard Wenger President	505,000	505,000
Charles Boynton (1) Chief Financial Officer	600,000	NA
Bruce Ledesma Chief Legal and Compliance Officer	505,000	505,000
Nicholas (Marco) Miller Chief Operating Officer	400,000	400,000
David Bennett Chief Accounting Officer and former Chief Financial Officer	470,000	470,000
(1)Mr. Boynton began serving as Chief Financial Officer effective May 29, 2024. Mr. Boynton’s base salary is annualized for FY25.
Base salary levels are intended to reflect competitive market data, individual performance and promotions or changes in responsibilities.
Short-Term Incentive Plan
For FY25, short-term incentive bonuses for our NEOs were earned pursuant to the Nextracker short-term incentive plan (the “STIP”) based on achievement of financial and operating performance objectives, as well as individual performance objectives, when applicable.
The performance objectives for our NEOs under the STIP for FY25 were as follows (weighted by percentage):
•Adjusted EBITDA* (50%);
•Adjusted free cash flow* (30%);
•Strategic milestones (20%); and
•Individual performance factor (adjusts bonus payout by 0%—100%).
*     “Adjusted EBITDA” and “adjusted free cash flow” are non-GAAP financial measures. See Appendix A of this Proxy Statement for definitions of these non-GAAP measures and a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.

FY25 Adj. EBITDA (50% weighting)

Base Salary ($)	FY25 NEO STIP Target (%)	FY25 Adj. FCF (30% weighting)	FY25 Individual Performance Factor (0%-100%)	Final Payout ($)

FY25 Strategic Milestones (20% weighting)

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TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
The following table summarizes the key features of our FY25 STIP.

Feature	Component	Objectives

Performance targets	Based on key financial, strategic and operating metrics for Nextracker on a quarterly basis during the fiscal year	Aligns executive incentives with performance Rewards achievement of short-term objectives

Performance measures
Financial metrics relating to adjusted EBITDA and adjusted free cash flow with respect to Nextracker
Nextracker strategic milestones related to Nextracker’s key internal metrics of Innovation, Customers, Execution and Team
Individual performance factors relating to company strategic and operating goals such as product improvements, customer satisfaction, strategic sales initiatives, employee-related initiatives, U.S. manufacturing, operational efficiency and execution initiatives, and new business and forecasting processes and improvements

Emphasizes pay-for-performance by linking individual compensation to performance on metrics that help drive stockholder value
Encourages company-wide focus on key Nextracker milestones, emphasizing the creation of differentiated solutions with real benefits, relentless customer focus, timely results to help generate profitable growth and the cultivation of a diverse, passionate team
Promotes accountability by tying payout to achievement of minimum performance threshold

Bonus payments
Based on achievement of financial, strategic and operating performance metrics
Target bonus opportunities set at percentage of base salary, based on the executive’s level of responsibility and depending on the executive
Bonuses that can be earned range from 0% of target to a maximum of 200% of target
No payout awarded for any measure where threshold performance was not achieved

Reflects the emphasis on pay-for-performance by linking individual compensation to performance
Encourages accountability by conditioning bonus payments on the achievement of at least the minimum performance threshold

Nextracker Inc.	39	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
As noted above, the STIP included a 20% weighting on Nextracker strategic milestones. Our C&P Committee removed the revenue financial metric present in the FY24 STIP in an effort to remove any redundancy between the FY25 STIP metrics and the FY25 PSU award metrics. The C&P Committee instead chose strategic milestones that were designed to drive long-term stockholder value. These strategic milestones were in addition to FY25 financial measures in order to provide a balanced evaluation of executive performance based on how the Company actually measures success. The FY25 strategic milestone goals are components of the Company’s four key mission objectives: innovation, customers, execution and team. The FY25 strategic milestone goals for each of these objectives were as follows:

Objective	FY25 Goals

Innovation Create differentiated solutions and real benefits that improve clean energy’s value	•Enhance core tracker products and related technologies •Develop & launch non-tracker products

Customers Focus relentlessly on customers, earning the highest satisfaction levels	•Elevate customer NPS scores •Achieve increased market share in target markets •Improve software, service and non-tracker products

Execution Deliver results on time with scalable processes that generate profitable growth	•Improve manufacturing capacity •Deliver world class business systems and customer journey platform •Improve organizational efficiency

Team Cultivate a diverse, high-performing culture with people passionate about clean energy	•Improve global talent density, professional development and succession depth •Achieve safety scores and ESG targets

Upon the completion of FY25, the C&P Committee evaluated the actual achievement of each of these strategic milestone goals against the target level of achievement when these goals were approved. Each of the FY25 strategic milestones were weighted, scored and then aggregated for a final achievement amount which was approved by the C&P Committee.
Additionally, the STIP included an individual performance factor that also affects the individual funding of each of our NEOs’ bonus. Under this component, each NEO’s individual performance is measured based on a variety of quantitative and qualitative measures designed to measure progress and drive achievement of various confidential strategic and operating objectives. This individual measure was scored on a scale of 0-100% and the resulting percentage was then multiplied against the aggregate eligible bonus amounts derived from achievement of the applicable adjusted EBITDA, adjusted free cash flow and strategic milestone performance metrics. The individual performance metrics were the same for each NEO in FY25, and the C&P Committee determined that this amount was 100% for FY25.

Nextracker Inc.	40	2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Incentive payouts for NEOs under the STIP
Performance targets for FY25 were approved by the C&P Committee upon consultation with Meridian and management and based on approved financial and strategic plans. For each of the FY25 performance measures, no payout would be made if an applicable threshold performance level was not achieved. Maximum payout levels for such measures were tied to “stretch” levels of performance. As noted above, payouts are also increased or decreased upon achievement or non-achievement, respectively, of certain pre-established strategic and operating objectives during FY25. Taking into account these increases and decreases, the combined actual weighted payout (as a percentage of target performance) is set forth in the following chart with respect to the applicable FY25 adjusted EBITDA, adjusted free cash flow and strategic milestone performance metrics, as follows:

FY25 STIP Results

($ in millions, except percentages)	Weight (%)	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Actual Performance Achievement	Actual Performance Achievement (%)	Weighted Performance Achievement (%)

Adjusted EBITDA	50	597	663	729	776	117	100
Adjusted Free Cash Flow	30	388	485	582	622	128	60
FY25 Strategic Milestones (%)	20	50	100	150	89.6	89.6	17.9
Total Achievement							177.9
Total weighted performance achievement with respect to such FY25 performance measures resulted in gross achievement of 177.9% relative to target performance.
We used adjusted non-GAAP performance measures (i.e., adjusted EBITDA and adjusted free cash flow) for purposes of our STIP in FY25. See Appendix A for definitions of adjusted EBITDA (with respect to the adjusted EBITDA performance metric) and adjusted free cash flow (with respect to the adjusted free cash flow performance metric) and a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.
For purposes of calculating performance under the FY25 STIP, we exclude from the calculation of performance extraordinary items or events that would have had an unanticipated impact, corporate transactions (including acquisitions or dispositions) and other unusual or nonrecurring items (i.e., as and when applicable, although no such items or events were applied for FY25).
Target and final short-term incentive awards for FY25
For FY25, the aggregate short-term incentive payouts for our NEOs, after adjustment for individual performance, were as follows:

Name	FY25 short-term incentive plan target (potential bonus as a percentage of base salary) (%)	FY25 short-term incentive plan approved target value (potential bonus expressed as a dollar amount) ($)	FY25 short-term incentive plan actual bonus ($)	FY25 actual short-term incentive plan bonus (as a percentage of full year target bonus) (%)

Daniel Shugar	135	1,165,050	2,072,624	177.9
Howard Wenger	80	404,000	718,716	177.9
Charles Boynton (1)	90	453,600	806,954	177.9
Bruce Ledesma	80	404,000	718,716	177.9
Nicholas (Marco) Miller	70	280,000	498,120	177.9
David Bennett	70	329,000	585,291	177.9
(1)Mr. Boynton was hired as CFO on May 29, 2024. In connection with his appointment, Mr. Boynton was eligible to participate in the Company’s FY25 STIP, however the bonus amounts listed here indicate the pro-rated portion of the eligible and actual bonus for Mr. Boynton based on his tenure during FY25. In addition, Mr. Boynton received a one-time sign-on cash award of $2,000,000. For more information regarding this cash award, see “New Hire Compensation for Our CFO,” below.
Bonus payments were made in a single installment after the close of FY25. Mr. Boynton’s bonus payments were prorated based on his start date.

Nextracker Inc.	41	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Long-term incentive compensation
Our long-term incentive compensation program consists of a mix of RSUs, PSUs and stock options granted under the 2022 Plan (the “LTIP”).
In FY25, our NEOs received grants of RSUs, PSUs and stock option awards under our LTIP as an incentive to maximize our long-term performance and drive value creation for our stockholders. These long-term incentives are designed to align the interests of the NEOs with those of our stockholders and to give each NEO a significant incentive to manage Nextracker from the perspective of an owner with a direct stake in the business. Long-term equity awards are also intended to promote retention, as unvested awards are forfeited if an executive voluntarily leaves Nextracker.
Performance stock unit awards – FY25
PSUs provide for vesting upon the attainment of the applicable performance criteria, generally subject to the NEO’s continuous service until the applicable vesting date. The PSUs granted in FY25 provide for (i) a one fiscal-year measurement period (April 1, 2024 – March 31, 2025) based on the achievement of certain financial metrics (as described below) and (ii) a cumulative three-year relative TSR modifier (“rTSR”). PSUs remain subject to a service-based vesting requirement through the completion of the entire performance period, and vest on the third anniversary of the grant date. Subject to satisfying such service-based vesting requirement, the number of PSUs that vest is based on the extent to which the relevant performance criteria is attained. Payouts are made in shares. Before the PSUs vest, the holder has no ownership rights in the shares and is not entitled to dividends or dividend equivalents. PSUs granted in FY25 vest between 0% and 300% of target. Total payout under the FY25 PSUs cannot exceed 300% of target.
With respect to the PSUs granted in FY25, (i) 50% of the performance criteria are based on Nextracker’s achievement of a revenue goal in FY25 and (ii) 50% of the performance criteria are based on Nextracker’s achievement of an adjusted diluted earnings-per-share (“EPS”) goal in FY25. In addition, the PSUs are subject to a three-year rTSR modifier based on the level of Nextracker's total shareholder return performance against that of our executive compensation peer group, with 0.75x applied for rTSR achievement at the 25th percentile, 1.0x applied for achievement at the 50th percentile and 1.5x applied for achievement at the 75th percentile (with linear interpolation applied). The three-year rTSR modifier is capped at 1.5x. The financial metrics can each be earned between 0% and 200% of target and the rTSR modifier can adjust the payout levels under the financial component from 75% to 150% (for a maximum total payout of 300% of target).

FY25 Revenue (0%-200%) 50% Weighting

	Relative TSR modifier at end of 3-year period 0.75-1.5	Payout Range 0%-300%

FY25 Adjusted Diluted EPS (0%-200%) 50% Weighting

Financial Metrics Measured Year 1	2-Year Additional Holding Requirement (3-year Total)

3 Year Relative TSR (Average)

Actual Company performance of the financial metrics for FY25 were as follows:

Measurement Period	Percent (%)	Metric	Weight (%)	100% Target ($)	Actual Performance ($)	Actual (%)	Weighted Achievement (%)

FY25 (4/1/2024 – 3/31/2025)	100	FY25 Revenue ($B)	50	3.10	2.96	53	27
		FY25 Adjusted Diluted EPS (1)	50	3.24	4.22	200	100
Total Achievement							127
(1)This is a non-GAAP performance measure. See Appendix A for the definition of adjusted diluted EPS (with respect to the adjusted diluted EPS performance metric) and a reconciliation of this non-GAAP measure to the most comparable GAAP financial measure.

Nextracker Inc.	42	2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Based on the attainment of the applicable financial metrics (i.e., FY25 revenue and FY25 adjusted diluted EPS) described above, the following PSUs have been earned and are eligible to vest at the end of three-year performance period in 2027, subject to satisfaction of the service requirement described above, and subject to further modification between 75%-150% based on the level of achievement of the three-year rTSR modifier, described above:

Name	Number of initially earned PSUs for the measurement period (FY25) (# shares)	Weighted Achievement (%)	Threshold number of PSUs for the three-year measurement period (FY25) (# shares)	Target number of PSUs for the three-year measurement period (FY25) (# shares)	Max number of PSUs for the three-year measurement period (FY25) (# shares)	Target grant date fair value of PSUs for the measurement period (FY25) ($)

Daniel Shugar	127,479	127	67,130	134,260	402,780	6,000,079
Howard Wenger	63,739	127	33,565	67,130	201,390	3,000,040
Charles Boynton (1)	61,977	127	32,637	65,274	195,822	2,999,993
Bruce Ledesma	42,492	127	22,377	44,753	134,259	2,000,012
Nicholas (Marco) Miller	39,837	127	20,978	41,956	125,868	1,875,013
David Bennett	15,934	127	8,391	16,782	50,346	749,988
(1)Mr. Boynton was hired as CFO on May 29, 2024. In connection with his appointment, Mr. Boynton received an PSU award under the Company’s LTIP with a grant-date fair value of approximately $3,000,000.
The target value of the PSUs is based on the 30-day weighted average grant date value per share of $44.69, except for Mr. Boynton which amount is $45.96. The number of PSUs initially earned may be lower or higher than the amounts indicated depending on the overall achievement of the three-year TSR modifier.
Restricted stock unit awards – FY25
RSUs granted to our NEOs in FY25 vest in three annual installments on the first three anniversaries of the vesting commencement date of April 1, 2025 (30%, 30% and 40%, respectively), generally subject to the NEO’s continuous service until such vesting date. Payouts are made in shares, such that the value of an RSU increases or decreases based on share price performance from the grant date, further aligning the interests of the executive with long-term stockholder value creation. Before an RSU vests, the holder has no ownership rights in the shares and is not entitled to dividends or dividend equivalents. The table below sets forth the number of RSUs granted to our NEOs in FY25:

Name	Number of RSUs (FY25) (# shares)	Grant Date Fair Value of RSUs (FY25) ($)

Daniel Shugar	134,260	6,000,079
Howard Wenger	67,130	3,000,040
Charles Boynton (1)	65,274	2,999,993
Bruce Ledesma	44,753	2,000,012
Nicholas (Marco) Miller	41,956	1,875,013
David Bennett	16,782	749,988
(1)Mr. Boynton was hired as CFO on May 29, 2024. In connection with his appointment, Mr. Boynton received an RSU award under the Company’s LTIP with a grant-date fair value of approximately $3,000,000. In addition, Mr. Boynton received a one-time sign-on award of time-based RSUs with a target grant-date value of $6,500,000. This one-time award is not included in this table. For more information regarding this RSU award, see “New Hire Compensation for Our CFO,” below.
The target value of the PSUs is based on the 30-day weighted average grant date value per share of $44.69, except for Mr. Boynton which amount is $45.96.

Nextracker Inc.	43	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Stock Option awards - FY25
The stock option awards are not intended to be part of the ongoing long-term incentive plan mix, but are an interim vehicle used to enhance holdings and retentions to further align the executives to drive the growth and shareholder return during the initial transition to an independent public company, following the spin-off from Flex, which occurred at the end of FY24. The C&P Committee anticipates fiscal year 2026 (“FY26”) will be the last year stock options will be granted to our executives as part of their regular executive compensation program.
Stock option awards granted to our NEOs in FY25 cliff vest on the third anniversary of the grant date, generally subject to the NEO’s continuous service until such vesting date.
The exercise price for the shares underlying such stock option awards is equal to the closing price of our Class A common stock on Nasdaq as of the grant date. Upon exercise of a stock option award, payouts will be made in shares. Before a stock option award vests and is exercised, the holder has no ownership rights in the underlying shares and is not entitled to dividends or dividend equivalents.
The table below sets forth the number of stock options granted to our NEOs in FY25:

Name	Number of Stock Options (FY25) (# shares)	Grant Date Fair Value of Stock Options (FY25) ($)

Daniel Shugar	102,019	2,963,652
Howard Wenger	85,016	2,469,715
Charles Boynton (1)	NA	NA
Bruce Ledesma	34,006	987,874
Nicholas (Marco) Miller	31,881	926,143
David Bennett (2)	NA	NA
(1)Mr. Boynton was hired as CFO on May 29, 2024 and did not receive a FY25 stock option grant. For more information regarding Mr. Boynton’s FY25 compensation, see “New Hire Compensation For Our CFO” below.
(2)Mr. Bennett did not receive a FY25 stock option award.
The grant-date fair value of the stock options is $29.05 per share and is estimated using the Black-Scholes Options Pricing Model.
FY25 LTIP awards
The following table summarizes the long-term equity awards granted under the LTIP to our NEOs in FY25:

Name	Performance-based PSUs (# shares)	Target grant date fair value of PSUs for the measurement period (FY25) ($)	Service-based RSUs (# shares)	Grant Date Fair Value of RSUs (FY25) ($)	Stock Options (# shares)	Grant Date Fair Value of Stock Options (FY25) ($)

Daniel Shugar	134,260	6,000,079	134,260	6,000,079	102,019	2,963,652
Howard Wenger	67,130	3,000,040	67,130	3,000,040	85,016	2,469,714
Charles Boynton (1)	65,274	2,999,993	65,274	2,999,993	NA	NA
Bruce Ledesma	44,753	2,000,012	44,753	2,000,012	34,006	987,874
Nicholas (Marco) Miller	41,956	1,875,013	41,956	1,875,013	31,881	926,143
David Bennett	16,782	749,988	16,782	749,988	NA	NA
(1)Mr. Boynton was hired as CFO on May 29, 2024. In connection with his hire, Mr. Boynton received RSUs under his offer letter, rather than the annual executive grant. In addition, Mr. Boynton received a one-time sign-on award of time-based RSUs with a target grant-date value of $6,500,000. This one-time award is not included in this table. For more information regarding Mr. Boynton’s FY25 compensation, see “New Hire Compensation for Our CFO” below.

Nextracker Inc.	44	2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
The target value of the RSUs and the PSUs is based on the 30-day weighted average grant date value per share of $44.69, except for Mr. Boynton which amount is $45.96. The grant-date fair value of the stock options is $29.05 per share and is estimated using the Black-Scholes Options Pricing Model.
Performance stock units – Previously Granted FY24 PSUs
In FY24, certain of our NEOs received a grant of FY24 PSUs. 50% of the performance criteria were based on Nextracker’s achievement of a revenue goal in FY24 and (ii) 50% of the performance criteria were based on Nextracker’s achievement of an adjusted EBITDA goal in FY24. In addition, the FY24 PSUs are subject to a three-year rTSR modifier based on the level of Nextracker's total shareholder return performance against that of our Peer Group, with 0.75x applied for rTSR achievement at the 25th percentile, 1.0x applied for achievement at the 50th percentile and 1.5x applied for achievement at the 75th percentile (with linear interpolation applied).

FY24 Revenue (0%-200%) 50% Weighting

	Relative TSR modifier at end of 3-year period 0.75-1.5	Payout Range 0%-300%

FY24 Adjusted EBITDA (0%-200%) 50% Weighting

Financial Metrics Measured Year 1	2-Year Additional Holding Requirement (3-year Total)

3 Year Relative TSR (Average)

As reported in the FY24 Proxy Statement, actual Company performance of the financial metrics for FY24 were as follows:

Measurement Period	Percent (%)	Metric	Weight (%)	100% Target ($m)	Actual Performance ($m)	Actual (%)	Weighted Achievement (%)

FY24 (4/1/2023 – 3/31/2024)	100	FY24 Revenue	50	2,190	2,500	114	100
		FY24 Adjusted EBITDA (1)	50	285	521	183	100
Total Achievement							200
(1)This is a non-GAAP performance measure. See Appendix A for the definition of adjusted EBITDA (with respect to the adjusted EBITDA performance metric) and a reconciliation of this non-GAAP measure to the most comparable GAAP financial measure.
Based on the attainment of the applicable financial metrics (i.e., FY24 revenue and FY24 adjusted EBITDA) described above, the PSUs that were earned at the end of FY24 are eligible to vest at the end of three-year performance period in 2026, subject to satisfaction of the service requirement described above, and subject to further modification between 75%-150% based on the level of achievement of the three-year rTSR modifier, described above and which will be reviewed at the end of FY25.
Performance stock units – Previously Granted FY23 PSUs
In FY23, certain of our NEOs, received a grant of FY23 PSUs which provided for three distinct measurement periods over a three-year performance period with (i) 30% of the total target PSUs relating to the first measurement period (April 1, 2022 – March 31, 2023), (ii) 30% of the total target PSUs relating to the second measurement period (April 1, 2023 – March 31, 2024), and (iii) 40% of the total target PSUs relating to the third measurement period (for the financial metrics, April 1, 2024 – March 31, 2025 and for the rTSR metric, April 1, 2023 - March 31, 2025). In FY23, the Company achieved performance at 159.8% of target, and therefore the first tranche of the FY23 PSUs were earned at 159.8% of target. In FY24, the Company achieved performance at 200% of target, and therefore the second tranche of the FY23 PSUs were earned at 200% of target.

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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
With respect to the third tranche, (i) 50% of the performance criteria were based on the financial metrics of our annual STIP during and (ii) 50% of the performance criteria relate to the percentile rank of our rTSR relative to the companies that generally comprised the MAC Global Solar Energy Stock Index (https://macsolarindex.com/stocks-in-the-index) as of April 1, 2023 over FY24 and FY25. As a result, an aggregate performance achievement of 189% applied with respect to the third tranche period relative to target performance.

Measurement Period	Percent (%)	Distribution of Metrics (%)	Metric	Weight (%)	Actual Performance (%)	Actual Performance – gross achievement (%)

FY25 (Financial Metrics: 4/1/2024 – 3/31/2025) (rTSR: 4/1/2023-3/31/2025)	50	50	FY25 STIP	100	177.9	89
	50	50	rTSR	100	200	100
Total Achievement						189
As described above, based on the attainment of the third tranche of the FY23 PSUs, the following FY23 PSUs have been earned with respect to the third measurement period:

Name	Target number of FY23 PSUs for the third measurement period (# shares)	Number of earned FY23 PSUs for the third measurement period (# shares)	Total number of earned FY23 PSUs over three-year measurement period (# shares)

Daniel Shugar	53,190	100,528	244,064
Howard Wenger	32,857	62,098	150,765
Charles Boynton	NA	NA	NA
Bruce Ledesma	32,857	62,098	150,765
Nicholas (Marco) Miller	17,619	33,299	80,845
David Bennett	15,476	29,248	71,011
New Hire Compensation for Our CFO
Mr. Boynton, who previously served as the Chair of our Audit Committee, was appointed as our CFO on May 29, 2024. In connection with his appointment, we entered into an offer letter with him setting forth the terms of his compensation in this role. The terms of Mr. Boynton’s compensation were approved by the C&P Committee after reviewing a market survey conducted by Meridian.
Under the terms of the offer letter, Mr. Boynton’s annual base salary was set at $600,000, and included his eligibility for an annual cash bonus with a target bonus opportunity equal to 90% of his base salary, as indicated above under “-Base Salary” and “-Short-Term Incentive Plan,” respectively.
In addition, the C&P Committee approved equity grants under the Company’s Long-Term Incentive Plan to Mr. Boynton to align his FY25 compensation with those of other similarly situated executives. These grants include the grant of 50% PSUs and 50% RSUs with an aggregate target grant-date value of $6,000,000 subject to the same vesting terms and same performance conditions as the respective forms of awards granted to NEOs and described above under “-Long-Term Incentive Plan.” Mr. Boynton did not receive a FY25 stock option award, as the C&P Committee felt the sign-on awards plus LTIP RSU and PSU were sufficient.
Recognizing Mr. Boynton was an employed CFO, the C&P Committee understood that it would need to address foregone compensation opportunities at his prior employer. As such, two one-time sign-on awards for Mr. Boynton were approved: (i) a one-time sign-on cash award of $2,000,000, which is subject to repayment (in whole or in part) in the event Mr. Boynton is terminated for gross misconduct or he voluntarily resigns prior to the 24-month anniversary of his start date; and (ii) a one-time sign-on award of time-based RSUs under the Equity Plan with a target grant date value of $6,500,000 that vest in equal annual installments over three years. While the C&P Committee recognized that the FY25 total compensation for Mr. Boynton (including these one-time awards) were above the median CFO pay, the purpose of these awards was to compensate Mr. Boynton for the foregone compensation opportunities in the form of the forfeiture of outstanding unvested equity awards in connection with leaving his prior employer. Mr. Boynton’s future compensation opportunities, including those for FY26, will be consistent with that of other NEOs.

Nextracker Inc.	46	2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Compensation Change for Our CAO (prior CFO)
In connection with the appointment of Mr. Boynton as our CFO on May 29, 2024, Mr. Bennett, who had served as our CFO from June 2021 through Mr. Boynton’s appointment, was appointed as our Chief Accounting Officer. In connection with this change, Mr. Bennett’s compensation for FY25 was revised to be commensurate with his new role and responsibilities. Accordingly, Mr. Bennett received a reduced number of FY25 RSUs and PSUs (as compared with FY24 and did not receive a stock option grant for FY25. No severance benefits were paid out to Mr. Bennett as a result of the change in his role.
Deferred compensation awards
Prior to FY24, certain of our NEOs participated in Flex’s 2010 Deferred Compensation Plan (the “Flex 2010 Deferred Plan”), under which such NEOs were permitted to make deferrals of base salary and bonus amounts under the Flex 2010 Deferred Plan’s voluntary contribution component. Such NEOs ceased to actively participate in the Flex 2010 Deferred Plan at the end of calendar year 2022, although their accounts remain eligible to vest.
During FY24, Nextracker established the Nextracker Inc. Deferred Compensation Plan (the “NXT Deferred Compensation Plan”), a “frozen” inactive deferred compensation program, under which we honor the accruals under the Flex 2010 Deferred Plan, and the NEOs have permanently ceased to participate in the Flex 2010 Deferred Plan. Any account balances that were held in the Flex 2010 Deferred Plan were transferred to the NXT Deferred Compensation Plan in connection with the spin-off. No new employer or employee contributions were made during FY24 or will be made in the future to the NXT Deferred Compensation Plan.
Executive perquisites
We provide our NEOs with limited perquisites and other personal benefits that the C&P Committee believes are reasonable and consistent with our overall compensation program to better attract and retain superior employees for key positions. The C&P Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. These benefits are quantified under the “All Other Compensation” column in the Summary Compensation Table.
401(k) Plan
In March 2023, Nextracker’s 401(k) Plan (the “401(k) Plan”) was established, at which time our employees (subject to our 401(k) Plan’s eligibility requirements) began participating in our 401(k) Plan and ceased further participation in Flex’s 401(k) plan. Our 401(k) Plan provides for regular matching contributions and discretionary matching contributions. For FY25, the amount of the matching 401(k) Plan contributions made by us to our NEOs are quantified under the “All Other Compensation” column in the Summary Compensation Table.
Benefits Programs
In January 2024 we established a Nextracker welfare benefits program for our employees, at which time our employees, including our NEOs, began participating in such program (subject to such program’s eligibility requirements). These benefits included medical, dental, vision, group life, basic disability and accidental death and dismemberment insurance benefits.
Termination and change in control arrangements
On November 19, 2024, our Board of Directors, upon the recommendation of the C&P Committee, approved an executive severance plan (the “Executive Severance Plan”) and an executive change in control severance plan (the “Executive Change in Control Severance Plan”) for the benefit of employees of the Company at the level of executive vice president or above, which includes each of our NEOs. These plans were developed in consultation with Meridian to align with the predominate peer practices.
Under the Executive Severance Plan, in the event of the executive’s termination of employment by the Company without “cause” or the executive’s resignation for “good reason” (as such terms are defined in the Executive Severance Plan) that occurs other than in connection with a change in control of the Company, the executive will be eligible to receive the following:
•a cash severance payment equal to one (1) times (or, in the case of the CEO, two (2) times) the sum of the executive’s base salary and target bonus;
•a pro-rated target bonus for the fiscal year in which the termination date occurs, less any bonus previously paid;
•any earned but unpaid annual bonus for prior years;
•any unvested equity awards subject only to service-based vesting conditions will accelerate and become vested to the extent such awards were scheduled to vest within 12 months (or, in the case of the CEO, 18 months) following the executive’s termination of employment;

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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
•any unvested equity awards subject to performance-based vesting conditions (x) shall be deemed to have achieved the performance goals at the target performance level and (y) will accelerate and become vested to the extent such awards were scheduled to vest (as to service) within 12 months (or, in the case of the CEO, 18 months) following the executive’s termination of employment (with such acceleration to be made on a pro-rata basis based on the period during the applicable service-vesting period that the executive was actually employed prior to his or her termination date);
•continuation of benefits under COBRA for one (1) year (or, in the case of the CEO, two (2) years) following the executive’s termination date; and
•outplacement services up to $15,000 (or, in the case of the CEO, $20,000).
Under the Executive Change in Control Severance Plan, in the event of the executive’s termination of employment (x) by the Company without “cause”, (y) the executive’s resignation for “good reason” or (z) executive’s death or disability (as such terms are defined in the Executive Change in Control Severance Plan), in each case during the period that begins six (6) months before the date of a change in control and ending twenty four (24) months following the date of a change in control, the executive will be eligible to receive the following:
•a cash severance payment equal to two (2) times the sum of (i) the executive’s base salary and (ii) the greater of (A) the executive's target bonus or (B) the executive's actual annual bonus earned for the fiscal year in which the termination date occurs, based on the achievement of applicable performance goals through the executive's termination date (such amount described in this clause (B) (the "Highest Annual Bonus");
•a pro-rated amount of the executive's Highest Annual Bonus for the fiscal year in which the termination date occurs, less any bonus previously paid;
•any earned but unpaid annual bonus for prior years;
•any unvested equity awards will be accelerated and become vested, with any performance-based vesting conditions deemed achieved at the greater of target performance levels and the actual performance levels as of the date of the change in control;
•continuation of benefits under COBRA for two (2) years following the executive’s termination date;
•an amount equal to the total amount the executive would have received under the Company's 401(k) plan as a Company "matching" contribution (assuming maximum employee contributions) for a period of two (2) years following the termination date; and
•outplacement services up to $15,000 (or, in the case of the CEO, $20,000).
For information regarding these plans and the potential benefits applicable to our NEOs under these plans in connection with a change in control and/or termination of employment, see page 58.

Nextracker Inc.	48	2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Other Compensation Governance Practices
Key Compensation and Governance Policies
The following table summarizes the key compensation and governance polices applicable to our NEOs:

Policy	Overview	Material Features

Stock Ownership Guidelines	Promote stock ownership in Nextracker. More closely align the interests of our executive officers with those of our stockholders.
5x base salary for CEO and President.
2x base salary for other Executive Officers.
5 years from executive officer designation to comply.
Includes shares owned outright (including unvested RSUs), excludes stock options and unvested PSUs.
As of May 1, 2025, all continuing NEOs have reached ownership requirements or have remaining time to do so.

Insider Trading and Trading Window Policy	Prohibit corporate insiders from taking advantage of material non-public information.
CEO and other NEOs are required to preclear any open market transactions with the Chief Legal Officer and are encouraged to use Rule 10b5-1 stock trading plans.
Prohibits the purchase or sale of securities while in possession of material non-public information.

Clawback Policy	In 2023, the Board adopted the Company’s Financial Restatement Compensation Recoupment Policy (the “Recoupment Clawback Policy”), under which the C&P Committee will, to the extent permitted or required by law, recoup any excess incentive compensation received by executive officers due to a financial restatement within three years of discovering the error, regardless of any detrimental conduct.	In 2023, the Board adopted the Recoupment Clawback Policy in accordance with Rule 10D-1. Under the Company’s Recoupment Clawback Policy, our C&P Committee will, to the extent permitted by law, recoup any incentive compensation (cash and equity) received by the Company’s executive officers in the event of a restatement of financial-based measures (regardless of whether detrimental conduct has occurred). In the case of a restatement of financial-based measures, the Board will reasonably and promptly recover the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within the three years preceding the date on which the Board determines that the financial measure contains a material error.

Hedging and Pledging	Prohibited under the Insider Trading and Trading Window Policy	Under the Company’s Insider Trading and Trading Window Policy, all employees are prohibited from engaging in derivative or hedging transactions in Nextracker securities.

Compensation Risk Determination
Our C&P Committee assesses the potential risks relating to our compensation policies and practices for our employees, including those related to our executive compensation programs. Periodically, our C&P Committee reviews and discusses with management the relationship between Nextracker’s compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for Nextracker, to ensure that such policies and practices support not only economic performance, but also compliance with our risk management objectives, and to ensure that they do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on Nextracker. For our FY25 compensation programs, our C&P Committee determined that its compensation policies and practices appropriately comply with Nextracker’s risk management objectives and do not encourage excessive or unnecessary risk-taking.

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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Equity Grant Practices
We have the following practices regarding equity compensation grants:
•The C&P Committee and/or our Board typically grant annual equity incentive awards to our NEOs during the first quarter of our fiscal year, at such time as the C&P Committee evaluates the compensation for its NEOs for the applicable fiscal year.
•We do not strategically time long-term incentive awards in coordination with the release of material non-public information (“MNPI”) and have a policy never to do so.
•We have never timed and do not plan to time the release of MNPI for the purpose of affecting the value of executive compensation.
•Equity award accounting complies with GAAP in the United States and is transparently disclosed in our SEC filings. Share amounts for our RSUs and PSUs are based on a 30-day trailing average from the date of grant.
During FY25, the C&P Committee awarded stock options to our NEOs in the period beginning four business days before our filing of a periodic report on Form 10-K or Form 10-Q or the filing or furnishing of a current report on Form 8-K that disclosed MNPI, and ending one business day after the filing or furnishing of such report (the “Designated Periods”). As required by Item 402(x) of Regulation S-K under the Exchange Act, we are providing the following information relating to stock options awarded to NEOs in the Designated Periods occurring during FY25.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award ($)	Stock Options (# shares)	Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information
						(%)

Daniel Shugar	5/21/2024	102,019	47.05	2,963,652	102,019	(3)
Howard Wenger	5/21/2024	85,016	47.05	2,469,745	85,016	(3)
Charles Boynton (1)	NA	NA	NA	NA	NA	NA
Bruce Ledesma	5/21/2024	34,006	47.05	987,874	34,006	(3)
Nicholas (Marco) Miller	5/21/2024	31,881	47.05	926,143	31,881	(3)
David Bennett (2)	NA	NA	NA	NA	NA	NA
(1)Mr. Boynton was hired as CFO on May 29, 2024 and did not receive a FY25 stock option grant. For more information regarding Mr. Boynton’s FY25 compensation, see “New Hire Compensation for Our CFO” above.
(2)Mr. Bennett did not receive a FY25 stock option award.
The grant-date fair value of the stock options is $29.05 per share and is estimated using the Black-Scholes Options Pricing Model.
Tax Considerations of Our Executive Compensation
Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid by public companies for certain executive officers to $1 million.
In the exercise of its business judgment, and in accordance with its compensation philosophy, the C&P Committee and the Board continue to have flexibility to award compensation that is not tax deductible if it determines that such award is in our stockholders’ best interests, is necessary to comply with contractual commitments, or to maintain flexibility needed to attract talent, promote retention or recognize and reward desired performance.
Accounting for Our Stock-Based Compensation
We account for stock-based payments, including grants under each of our equity compensation plans in accordance with the requirements of FASB ASC Topic 718.

Nextracker Inc.	50	2025 Proxy Statement

Compensation and People Committee Report
Our C&P Committee has reviewed and discussed the section titled “Compensation Discussion and Analysis” with management. Based on such review and discussion, our C&P Committee has recommended to the Board of Directors that the section titled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into Nextracker’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.
Respectfully submitted by the members of the Compensation and People Committee of the Board of Directors:
The Compensation and People Committee
Willy Shih (Chair)
Julie Blunden
Jonathan Coslet
This report of the Compensation and People Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Nextracker Inc.	51	2025 Proxy Statement

Executive Compensation Tables
The following tables contain information regarding the compensation we provided to our NEOs during the years ended March 31, 2025, 2024 and 2023. A detailed description of the plans and programs under which these NEOs received the following compensation can be found in the section titled “Compensation Discussion and Analysis” of this Proxy Statement. Additional information about these plans and programs is included in the additional tables and discussions that follow the Summary Compensation Table.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Share Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)

Daniel Shugar Chief Executive Officer	2025	863,000	—	14,144,291	2,963,652	2,072,624	—	53,845	20,097,412
	2024	849,722	—	13,576,640	3,990,011	2,294,250	—	14,967	20,725,590
	2023	460,625	—	5,773,029	2,512,800	324,772	7,582	100,048	9,178,856
Howard Wenger President	2025	505,000	—	7,072,146	2,469,715	718,716	—	384	10,765,961
	2024	497,189	—	7,240,900	2,128,009	795,503	—	1,836	10,663,437
	2023	400,000	—	3,566,162	1,561,120	275,815	2,399	109,820	5,915,316
Charles Boynton Chief Financial Officer	2025	491,539	2,000,000	15,444,808	—	806,954	—	320	18,743,621
Bruce Ledesma Chief Legal and Compliance Officer	2025	505,000	—	4,714,729	987,874	718,716	—	14,184	6,940,503
	2024	496,527	—	4,827,235	1,418,664	794,443	—	14,941	7,551,810
	2023	390,375	—	3,566,162	1,561,120	275,815	—	92,355	5,885,827
Nicholas (Marco) Miller Chief Operation Officer	2025	400,000	—	4,420,065	926,143	498,120	—	14,184	6,258,512
	2024	391,596	—	3,620,450	1,064,005	509,074	—	9,531	5,594,656
	2023	312,514	—	1,912,303	834,599	198,686	—	8,889	3,266,991
David Bennett Chief Accounting Officer, former Chief Financial Officer	2025	470,000	—	1,767,984	—	585,291	—	14,184	2,837,459
	2024	461,576	—	6,034,020	1,773,324	738,521	—	14,431	9,021,872
	2023	425,950	—	1,679,690	750,541	301,000	—	146,092	3,303,273
(1)Includes amounts contributed under the Flex 2010 Deferred Plan and relevant 401(k) plan accounts.
(2)The amount in FY25 for Mr. Boynton includes a one-time sign-on cash award, which is subject to repayment (in whole or in part) in the event Mr. Boynton is terminated for gross misconduct or he voluntarily resigns prior to the 24-month anniversary of his start date.
(3)For FY25, share awards consist of RSUs and PSUs granted under the LTIP during such fiscal year. The amounts in this column do not reflect compensation actually received by our NEOs, nor do they reflect the actual value that will be realized by our NEOs. Instead, the amounts reflect the grant date fair value as determined by a nationally recognized third-party valuation firm in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The fair value of such PSUs was based on the probable outcome of the performance conditions estimated on the date of grant using a Monte Carlo simulation model. The grant date value of the PSUs granted to the NEOs in FY25, assuming the maximum level of performance conditions will be achieved, is $7,827,358 for Mr. Shugar, $3,913,679 for Mr. Boynton, $978,390 for Mr. Bennett, $2,609,100 for Mr. Ledesma, $2,446,035 for Mr. Miller and $3,913,679 for Mr. Wenger. The amounts for Mr. Boynton also include a one-time sign-on award of time-based RSUs with a grant-date fair value of $6,499,985 that vest in equal annual installments over three years. For additional information regarding the assumptions made in calculating the amounts reflected in this column in respect of the RSUs and PSUs, see Note 7 in the notes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

Nextracker Inc.	52	2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION TABLES
(4)For FY25, stock option awards consist of stock options granted under the LTIP during such fiscal year. The amounts in this column do not reflect compensation actually received by our NEOs, nor do they reflect the actual value that will be realized by our NEOs. Instead, the amounts reflect the grant date fair value as determined by a nationally recognized third-party valuation firm in accordance with FASB ASC Topic 718 and using Black-Scholes (excluding the effect of estimated forfeitures). For additional information regarding assumptions made in calculating the amounts reflected in this column in respect of the stock options, see Note 7 in the notes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025. For additional information, see the section titled “Compensation Discussion and Analysis—Compensation-Setting Process and FY25 Executive Compensation—Stock Option awards - FY25” of this Proxy Statement.
(5)The amounts in this column represent incentive cash bonuses earned by our NEOs for the relevant year. For additional information, see the section titled “Compensation Discussion and Analysis—Compensation-Setting Process and FY25 Executive Compensation—Short-Term Incentive Plan” of this Proxy Statement.
(6)The amounts in this column represent the above-market earnings on the Flex 2010 Deferred Plan accounts for certain of our NEOs. None of our NEOs participated in any defined benefit or actuarial pension plans in any period presented. In our Form S-1 registration statement filed on February 6, 2023 relating to our IPO, the Company reported above-market earnings in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column on the portion of the deferred compensation accounts that were vested during the year rather than reporting such earnings on the entire vested and unvested deferred compensation accounts. In accordance with SEC disclosure rules, the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for FY23 has been updated as follows to reflect the above-market earnings with respect to the deferred compensation accounts during FY23, regardless of whether such amounts were vested or unvested. No NEO received above market or preferential earnings from the Flex 2010 Deferred Plan in FY24 and FY25.
(7)The following table provides a breakdown of compensation included in the “All Other Compensation” column for FY25:

Name	401(k) Matching Contributions ($)	Medical/Enhanced Long-Term Disability ($)	Personal Use of Private Aircraft(1) ($)	Total ($)

Daniel Shugar	13,800	384	39,661	53,845
Howard Wenger	—	384	—	384
Charles Boynton	—	384	—	384
Bruce Ledesma	13,800	384	—	14,184
Nicholas (Marco) Miller	13,800	384	—	14,184
David Bennett	13,800	384	—	14,184
(1)     Represents the value of personal use of Company-leased aircraft. Such use is valued based on the aggregate incremental cost to the Company of such personal use of the aircraft in accordance with the Company’s Company Aircraft Policy.

Nextracker Inc.	53	2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES	TABLE OF CONTENTS
Grants of Plan-Based Awards in Fiscal Year 2025
The following table presents information about RSUs, PSUs and stock option awards granted to our NEOs under the LTIP and cash incentive programs under the STIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number of Shares of Stock or Units (#)	All other option awards: Number of securities underlying options (#)(5)	Exercise or base price of option awards(5) ($/Sh)	Grant Date Fair Value of Shares and Option Awards(6) ($)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Daniel Shugar	5/21/2024	—	—	—	67,130	134,260	402,780	—	—	—	7,827,358
	5/21/2024 (3)	—	—	—	—	—	—	134,260	—	—	6,000,079
	5/21/2024	—	—	—	—	—	—	—	102,019	47.05	2,963,652
	5/21/2024	582,525	1,165,050	2,330,100	—	—	—	—	—	—	—
Howard Wenger	5/21/2024	—	—	—	33,565	67,130	201,390	—	—	—	3,913,679
	5/21/2024 (3)	—	—	—	—	—	—	67,130	—	—	3,000,040
	5/21/2024	—	—	—	—	—	—	—	85,016	47.05	2,469,715
	5/21/2024	202,000	404,000	808,000	—	—	—	—	—	—	—
Charles Boynton	5/29/2024	—	—	—	32,637	65,274	195,822	—	—	—	3,805,474
	5/29/2024 (3)	—	—	—	—	—	—	65,274	—	—	2,999,993
	5/29/2024 (4)	—	—	—	—	—	—	141,427	—	—	6,499,985
	5/29/2024	226,800	453,600	907,200	—	—	—	—	—	—	—
Bruce Ledesma	5/21/2024	—	—	—	22,377	44,753	134,259	—	—	—	2,609,100
	5/21/2024 (3)	—	—	—	—	—	—	44,753	—	—	2,000,012
	5/21/2024	—	—	—	—	—	—	—	34,006	47.05	978,874
	5/21/2024	202,000	404,000	808,000	—	—	—	—	—	—	—
Nicholas (Marco) Miller	5/21/2024	—	—	—	20,978	41,956	125,868	—	—	—	2,446,035
	5/21/2024 (3)	—	—	—	—	—	—	41,956	—	—	1,875,013
	5/21/2024	—	—	—	—	—	—	—	31,881	47.05	926,143
	5/21/2024	130,000	260,000	520,000	—	—	—	—	—	—	—
David Bennett	5/21/2024	—	—	—	8,391	16,782	50,346	—	—	—	978,391
	5/21/2024 (3)	—	—	—	—	—	—	16,782	—	—	749,988
	5/21/2024	164,500	329,000	658,000	—	—	—	—	—	—	—
(1)These amounts show the range of possible payouts under the cash incentive programs for FY25. The maximum payment represents 200% of the target payment. The threshold payment represents 50% of target payout levels. For the short-term incentive bonus plan, the amounts actually earned for FY25 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For additional information, see the section titled “Compensation Discussion and Analysis—Compensation-Setting Process and FY25 Executive Compensation—Short-Term Incentive Plan” of this Proxy Statement.
(2)These amounts show the range of estimated future vesting of the PSU awards granted in FY25 under the LTIP. With respect to the PSUs granted in FY25, (i) 50% of the performance criteria are based on Nextracker’s achievement of a FY25 revenue goal and (ii) 50% of the performance criteria are based on Nextracker’s achievement of a FY25 adjusted EPS goal. The PSUs are subject to a three-year rTSR modifier based on the level of Nextracker’s total shareholder return performance against that of our executive compensation peer group, with 0.75x applied for rTSR achievement at the 25th percentile or below, 1.0x applied for achievement at the 50th percentile and 1.5x applied for achievement at the 75th percentile or above (with linear interpolation applied). The financial metrics can each be earned between 0% and 200% of target and the rTSR modifier can adjust the payout levels under the financial component from 75% to 150% (for a maximum total payout of 300% of target). For additional information, see the section titled “Compensation Discussion and Analysis—Compensation-Setting Process and FY25 Executive Compensation—Long-Term Incentive Plan” of this Proxy Statement.
(3)The amounts present the number of one-time service-based RSU awards granted in FY25 under the LTIP. For each NEO, the RSUs vest in three annual installments at the rate of 30%, 30% and 40%, respectively, provided that the NEO continues to remain employed on the applicable vesting date. For additional information, see the section titled “Compensation Discussion and Analysis—Compensation-Setting Process and FY25 Executive Compensation—Long-Term Incentive Plan” of this Proxy Statement.
(4)The amounts present the number of one-time service-based RSU awards granted in FY25 pursuant to Mr. Boynton’s offer letter. The RSUs will vest in three annual installments at the rate of 33%, 33% and 34%, respectively, provided that Mr. Boynton continues to remain employed on the applicable vesting date.
(5)This column shows the number of stock option shares granted pursuant to stock option awards in FY25 under the LTIP. For each NEO, the stock option cliff vests after three years, provided that the NEO continues to remain employed on the vesting dates. For additional information, see the section titled “Compensation Discussion and Analysis—Compensation-Setting Process and FY25 Executive Compensation—Long-Term Incentive Plan” of this Proxy Statement. The exercise price of the option listed is the closing price of the Company’s Class A common stock on Nasdaq on the date of the grant.
(6)This column shows the grant date fair value of RSU, PSU and stock option awards under the LTIP under FASB ASC Topic 718 granted to our NEOs in FY25. The grant date fair value is the amount that will be expensed in Nextracker’s financial statements over the awards’ vesting schedule. For RSUs, the grant date fair value reflects the determination by a nationally recognized third-party valuation firm in accordance with FASB ASC Topic 718 as of the grant date. For PSUs, the grant date fair value is based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Subtopic 718-10. For stock options, the grant-date fair value is estimated using the Black-Scholes Options Pricing Model. The grant date fair values reflected in this column may differ from the approved values reflected in the CD&A because of the accounting methodology used to report the amounts in this column, as required by SEC rules. For additional information regarding the assumptions made in calculating the amounts reflected in this column in respect of the RSU, PSU and stock option awards, see Note 7 in the notes to our consolidated financial statements, “Stock-based compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table presents information regarding the outstanding equity awards held by our NEOs under the LTIP as of March 31, 2025. The market value of the share awards is based on the closing price of Nextracker’s Class A common stock as of March 31, 2025, which was $42.14. For additional information on our equity incentive programs, see the section titled “Compensation Discussion and Analysis—Compensation-Setting Process and FY25 Executive Compensation—Long-Term Incentive Plan” of this Proxy Statement. With respect to PSU awards described below, the number of unearned shares and the market values shown assume all performance criteria are met at target based on performance through March 31, 2025.

	Option Awards					Share Awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Daniel Shugar	—	—	398,571 (1)	21.00	3/15/2027	—	—	—	—
	—	—	153,521 (2)	40.47	6/21/2033	—	—	—	—
	—	—	102,019 (3)	47.05	5/21/2034	—	—	—	—
	—	—	—	—	—	53,190 (4)	2,241,443	—	—
	—	—	—	—	—	100,039 (5)	4,215,643	—	—
	—	—	—	—	—	134,260 (6)	5,657,716	—	—
	—	—	—	—	—	244,064 (7)	10,284,857	—	—
	—	—	—	—	—	214,368 (8)	9,033,467	71,456 (9)	3,011,156
	—	—	—	—	—	—	—	134,260 (10)	5,657,716
Howard Wenger	—	—	247,619 (1)	21.00	3/15/2027	—	—	—	—
	—	—	81,878 (2)	40.47	6/21/2033	—	—	—	—
	—	—	85,016 (3)	47.05	5/21/2034	—	—	—	—
	—	—	—	—	—	32,857 (4)	1,384,602	—	—
	—	—	—	—	—	53,354 (5)	2,248,337	—	—
	—	—	—	—	—	67,130 (6)	2,828,858	—	—
	—	—	—	—	—	150,765 (7)	6,353,237	—	—
	—	—	—	—	—	114,330 (8)	4,817,866	38,110 (9)	1,605,955
	—	—	—	—	—	—	—	67,130 (10)	2,828,858
Charles Boynton	—	—	—	—	—	65,274 (11)	2,750,646	—	—
	—	—	—	—	—	—	—	65,274 (10)	2,750,646
	—	—	—	—	—	141,427 (12)	5,959,734	—	—
Bruce Ledesma	—	—	247,619 (1)	21.00	3/15/2027	—	—	—	—
	—	—	54,585 (2)	40.47	6/21/2033	—	—	—	—
	—	—	34,006 (3)	47.05	5/21/2034	—	—	—	—
	—	—	—	—	—	32,857 (4)	1,384,602	—	—
	—	—	—	—	—	35,570 (5)	1,498,920	—	—
	—	—	—	—	—	44,753 (6)	1,885,891	—	—
	—	—	—	—	—	150,765 (7)	6,353,237	—	—
	—	—	—	—	—	76,220 (8)	3,211,911	25,406 (9)	1,070,609
	—	—	—	—	—	—	—	44,753 (10)	1,885,891

Nextracker Inc.	55	2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES	TABLE OF CONTENTS

	Option Awards					Share Awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Nicholas (Marco) Miller	—	—	132,381 (1)	21.00	3/15/2027	—	—	—	—
	—	—	40,939 (2)	40.47	6/21/2033	—	—	—	—
	—	—	31,881 (3)	47.05	5/21/2034	—	—	—	—
	—	—	—	—	—	174,619 (4)	742,473	—	—
	—	—	—	—	—	26,677 (5)	1,124,169	—	—
	—	—	—	—	—	41,956 (6)	1,768,026	—	—
	—	—	—	—	—	80,845 (7)	3,406,808	—	—
	—	—	—	—	—	57,165 (8)	2,408,933	19,055 (9)	802,978
	—	—	—	—	—	—	—	41,956 (10)	1,768,026
David Bennett	—	—	119,048 (1)	21.00	3/15/2027	—	—	—	—
	—	—	68,231 (2)	40.47	6/21/2033	—	—	—	—
	—	—	—	—	—	15,476 (4)	652,159	—	—
	—	—	—	—	—	44,461 (5)	1,873,595	—	—
	—	—	—	—	—	16,782 (6)	707,193	—	—
	—	—	—	—	—	71,011 (7)	2,992,404	—	—
	—	—	—	—	—	95,274 (8)	4,014,846	31,758 (9)	1,338,282
	—	—	—	—	—	—	—	16,782 (10)	717,193
(1)Represents stock options granted on April 6, 2022. The stock options vest between 0% and 100% based on our equity valuation achieving certain compounded annual growth rates in excess of an initial valuation of $3 billion over the four-year period beginning April 1, 2022 and ending March 31, 2026, with the ending valuation based on the average of our closing stock prices on Nasdaq over the previous twenty (20) trading days prior to March 31, 2026, subject to the applicable NEO’s continued service through March 31, 2026.
(2)Represents stock options granted on June 21, 2023. The stock options cliff-vest on June 21, 2026, subject to the NEO’s continued service through the relevant vesting date.
(3)Represents stock options granted on May 21, 2024. The stock options cliff-vest on May 21, 2027, subject to the NEO’s continued service through the relevant vesting date.
(4)Represents service-based RSUs granted on April 6, 2022. These remaining RSUs vested on April 1, 2025.
(5)Represents service-based RSUs granted on June 21, 2023. The RSUs vested 30% on June 21, 2024, 30% on June 21, 2025, and will vest 40% on June 21, 2026, subject to the NEO’s continued service through the relevant vesting date.
(6)Represents service-based RSUs granted on May 21, 2024. The RSUs vested 30% on May 21, 2025, and will vest 30% on May 21, 2026, and 40% on May 21, 2027, subject to the NEO’s continued service through the relevant vesting date.
(7)Represents RSUs which have been earned with respect to outstanding PSUs granted on April 6, 2022. These PSUs were earned based on the level of achievement of the performance metrics applicable to the PSUs as follows: (i) for the first tranche, based on a performance period from April 1, 2022 to March 31, 2023 at a level of 159.8% of target, (ii) for the second tranche, based on a performance period from April 1, 2023 to March 31, 2024 at a level of 200% of target, and (iii) for the third tranche, based on a performance period from April 1, 2023 to March 31, 2025 at a level of 189% of target. These PSUs vested upon certification by the Board on May 23, 2025 based on continued service through such date. For additional information regarding the vesting of the PSUs, see the section titled “Compensation Discussion and Analysis—Compensation—Setting Process and FY25 Executive Compensation—Long-Term Incentive Plan” of this Proxy Statement.
(8)Represents RSUs which have been earned with respect to outstanding PSUs granted on June 21, 2023. These PSUs were earned based on the level of achievement of the financial performance metrics for the performance period from April 1, 2023 to March 31, 2024 at a level of 200% of target as certified by the Board at the end of FY24. These PSUs remain subject to an rTSR modifier performance metric for the performance period from April 1, 2023 to March 31, 2026, pursuant to which the number of shares earned based on achievement of the financial performance metrics can be adjusted between 75% to 150%. The number of RSUs which have been earned represent 75% of the number of shares earned. These PSUs will vest on March 31, 2026 based on continued service through such date. For additional information regarding the vesting of the PSUs, see the section titled “Compensation Discussion and Analysis—Compensation—Setting Process and FY25 Executive Compensation—Long-Term Incentive Plan” of this Proxy Statement.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION TABLES
(9)Represents PSUs granted on June 21, 2023 that remain subject to an rTSR modifier for the performance period from April 1, 2023 to March 31, 2026, pursuant to which the number of shares earned based on achievement of the financial performance metrics can be adjusted between 75% to 150%. The amounts in the table above are reflected at target. For additional information regarding the vesting of PSUs, see the section titled “Compensation Discussion and Analysis—Compensation—Setting Process and FY25 Executive Compensation—Long-Term Incentive Plan” of this Proxy Statement.
(10)Represents PSUs granted on May 21, 2024 (or May 29, 2024 for Mr. Boynton) that remain subject to achievement of financial performance criteria for the measurement period from April 1, 2024 to March 31, 2025. Following the end of FY25, the C&P Committee certified the financial performance metrics at 126.6%. These PSUs remain subject to an rTSR modifier for the performance period from April 1, 2024 to March 31, 2027, pursuant to which the number of shares earned based on achievement of the financial performance metrics can be adjusted between 75% to 150%. The amounts in the table above are reflected at target. For additional information regarding the vesting of PSUs, see the section titled “Compensation Discussion and Analysis—Compensation—Setting Process and FY25 Executive Compensation—Long-Term Incentive Plan” of this Proxy Statement.
(11)Represents service-based RSUs granted on May 29, 2024. The RSUs vested 30% on May 21, 2025, and will vest 30% on May 21, 2026, and 40% on May 21, 2027, subject to the NEO’s continued service through the relevant vesting date.
(12)Represents service-based RSUs granted on May 29, 2024. The RSUs vested 33% on May 21, 2025, and will vest 33% on May 21, 2026, and 33% on May 21, 2027, subject to the NEO’s continued service through the relevant vesting date.
Shares Vested in Fiscal Year 2025
The following tables present information regarding, as applicable, (i) exercises of stock option awards, including the number of shares acquired upon exercise and the value realized and the number of shares of outstanding equity awards held by our NEOs under the LTIP as of March 31, 2025, and (ii) the number of shares acquired upon the vesting of share-based awards and the value realized, in each case before payment of any applicable withholding tax and broker commissions under the LTIP as of March 31, 2025. The table below shows information that specifically relates to the outstanding service-based RSU, PSU and stock option awards held by our NEOs under the LTIP.
The following table, as a general matter, would present information for each of our NEOs regarding the number of shares acquired upon the vesting of share awards under the LTIP for the relevant fiscal year and the value realized, in each case before payment of any applicable withholding tax and broker commissions.

	Option Awards		Share Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

Daniel Shugar	—	—	90,080	4,933,879
Howard Wenger	—	—	47,509	2,637,765
Charles Boynton	—	—	1,876 (3)	73,051
Bruce Ledesma	—	—	45,871	2,500,677
Nicholas (Marco) Miller	—	—	26,576	1,459,472
David Bennett	—	—	36,205	2,004,806
(1)The amounts do not include PSUs that vested on March 31, 2025 but were certified and released on May 23, 2025.
(2)The amounts reflected in this column represent the market value of the underlying Nextracker Class A Common Stock as of the vesting date.
(3)Represents shares vested and released for prior service on the Company’s Board of Directors.
Pension Benefits in Fiscal Year 2025
Our NEOs do not receive any compensation in the form of pension benefits.
Nonqualified Deferred Compensation in Fiscal Year 2025
During FY25, none of our NEOs contributed to a deferred compensation plan.

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EXECUTIVE COMPENSATION TABLES	TABLE OF CONTENTS
Potential Payments Upon Termination or Change in Control
As described in the section titled “Compensation Discussion and Analysis” of this Proxy Statement, our NEOs do not have employment agreements with us.
On November 19, 2024, our Board of Directors, upon the recommendation of the C&P Committee, approved the Executive Severance Plan and the Executive Change in Control Severance Plan for the benefit of employees of the Company at the level of executive vice president or above, including our NEOs.
Under the Executive Severance Plan, in the event of the executive’s termination of employment by the Company without “cause” or the executive’s resignation for “good reason” (as such terms are defined in the Executive Severance Plan) that occurs other than in connection with a change in control of the Company, the executive will be eligible to receive the following:
•a cash severance payment equal to one (1) times (or, in the case of the CEO, two (2) times) the sum of the executive’s base salary and target bonus;
•a pro-rated target bonus for the fiscal year in which the termination date occurs, less any bonus previously paid;
•any earned but unpaid annual bonus for prior years;
•any unvested equity awards subject only to service-based vesting conditions will accelerate and become vested to the extent such awards were scheduled to vest within 12 months (or, in the case of the CEO, 18 months) following the executive’s termination of employment;
•any unvested equity awards subject to performance-based vesting conditions (x) shall be deemed to have achieved the performance goals at the target performance level and (y) will accelerate and become vested to the extent such awards were scheduled to vest (as to service) within 12 months (or, in the case of the CEO, 18 months) following the executive’s termination of employment (with such acceleration to be made on a pro-rata basis determined based on the period during the applicable service-vesting period that the executive was actually employed prior to his or her termination date);
•continuation of benefits under COBRA for one (1) year (or, in the case of the CEO, two (2) years) following the executive’s termination date; and
•outplacement services up to $15,000 (or, in the case of the CEO, $20,000).
Under the Executive Change in Control Severance Plan, in the event of the executive’s termination of employment (x) by the Company without “cause”, (y) the executive’s resignation for “good reason” or (z) executive’s death or disability (as such terms are defined in the Executive Change in Control Severance Plan), in each case during the period that begins six (6) months before the date of a change in control and ending twenty four (24) months following the date of a change in control, the executive will be eligible to receive the following:
•a cash severance payment equal to two (2) times the sum of (i) the executive’s base salary and (ii) the greater of (A) the executive's target bonus or (B) the executive’s Highest Annual Bonus;
•a pro-rated amount of the executive's Highest Annual Bonus for the fiscal year in which the termination date occurs, less any bonus previously paid;
•any earned but unpaid annual bonus for prior years;
•any unvested equity awards will be accelerated and become vested, with any performance-based vesting conditions deemed achieved at the greater of target performance levels and the actual performance levels as of the date of the change in control;
•continuation of benefits under COBRA for two (2) years following the executive’s termination date;
•an amount equal to the total amount the executive would have received under the Company's 401(k) plan as a Company "matching" contribution (assuming maximum employee contributions) for a period of two (2) years following the termination date; and
•outplacement services up to $15,000 (or, in the case of the CEO, $20,000).

Nextracker Inc.	58	2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION TABLES
The following table and accompanying notes show the estimated payments and benefits that would have been provided to each NEO under Nextracker’s compensation and benefit plans in the event of a change in control or upon a qualifying termination of employment (i.e., involuntary termination without cause or resignation for good reason) or the applicable NEO’s death or disability. It is assumed for purposes of the following table that the LTIP is not assumed by the successor company in connection with the change in control. Additionally, calculations for the applicable tables further assume that the triggering event took place on March 31, 2025, the last business day of Nextracker’s FY25, and are based on the closing price per share of Nextracker’s Class A Common Stock on March 31, 2025, which was $42.14. All unearned performance awards are reflected at the target level of performance.

Name	Termination without cause by Nextracker or for good reason in connection with a change in control, or by death or disability within 6 months prior and 24 months after a change in control ($)	Termination without cause by Nextracker or for good reason not in connection with a change in control ($)	Death & Disability ($)

Daniel Shugar
Base and Bonus	3,272,624	3,272,624	—
Vesting of Stock Options	8,181,258	8,682,171	6,323,292
Vesting of RSUs	12,114,829	9,851,742	5,745,477
Vesting of PSUs	17,283,637	11,625,920	16,185,637
Cobra Payment	43,082	43,082	—
Outplacement Services	20,000	20,000	—
Total	40,915,430	33,495,539	28,254,406
Howard Wenger
Base and Bonus	1,728,716	1,223,716	—
Vesting of Stock Options	4,953,973	—	3,878,014
Vesting of RSUs	6,461,832	3,196,867	5,273,737
Vesting of PSUs	9,502,275	6,673,417	9,437,464
Cobra Payment	296	148	—
Outplacement Services	15,000	15,000	—
Total	22,662,092	11,109,148	18,589,215
Charles Boynton
Base and Bonus	2,006,954	1,406,954	—
Vesting of Stock Options	—	—	—
Vesting of RSUs	8,710,380	2,791,859	2,613,114
Vesting of PSUs	2,750,646	—	916,882
Cobra Payment	61,570	30,785	—
Outplacement Services	15,000	15,000	—
Total	13,544,550	4,244,598	3,529,996
Bruce Ledesma
Base and Bonus	1,728,716	1,223,716	—
Vesting of Stock Options	5,158,853	—	3,931,114
Vesting of RSUs	4,769,447	2,592,748	4,669,651

Nextracker Inc.	59	2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES	TABLE OF CONTENTS

Name	Termination without cause by Nextracker or for good reason in connection with a change in control, or by death or disability within 6 months prior and 24 months after a change in control ($)	Termination without cause by Nextracker or for good reason not in connection with a change in control ($)	Death & Disability ($)

Vesting of PSUs	7,488,657	3,461,506	8,409,374
Cobra Payment	74,710	37,355	—
Outplacement Services	15,000	15,000	—
Total	19,235,383	7,330,325	17,010,139
Nicholas (Marco) Miller
Base and Bonus	1,298,120	898,120	—
Vesting of Stock Options	2,710,367	—	2,092,301
Vesting of RSUs	3,634,701	1,754,667	2,868,377
Vesting of PSUs	5,230,164	3,462,138	6,780,790
Cobra Payment	61,570	30,785	—
Outplacement Services	15,000	15,000	—
Total	12,949,922	6,160,710	11,741,468
David Bennett
Base and Bonus	1,525,291	1,055,291	—
Vesting of Stock Options	2,630,620	—	1,963,470
Vesting of RSUs	3,232,981	1,667,269	2,645,524
Vesting of PSUs	5,014,154	4,306,961	6,376,161
Cobra Payment	61,570	30,785	—
Outplacement Services	15,000	15,000	—
Total	12,479,616	7,075,306	10,985,155
Equity Compensation Plan Information
The following table presents certain information with respect to our equity compensation plans as of March 31, 2025, as required by Item 201(d) of Regulation S-K under the Exchange Act.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)	(b)	(c)

Equity Compensation Plans Approved by Shareholders	3,383,752 (1)	25.98	13,316,273
Equity Compensation Plans Note Approved by Shareholders	—	—	—
Total	3,383,752.00	25.98	13,316,273
(1)Included in this amount is the maximum number of Class A shares that may be issued under awards under the 2022 Equity Incentive Plan outstanding as of March 31, 2025, assuming the maximum level of attainment of any applicable performance goals. As of March 31, 2025, the weighted average remaining contractual term of outstanding options was 7.22 years.

Nextracker Inc.	60	2025 Proxy Statement

Stock Performance Graph
Our Class A Common Stock is listed on Nasdaq under the symbol “NXT”. The transfer agent and registrar for shares of our Class A Common Stock is Computershare Trust Company, N.A. The stock performance graph below shows our cumulative return for the period from the completion of our initial public offering on February 9, 2023 until March 31, 2025, as compared to the Nasdaq Composite Index and the MAC Global Solar Energy Stock Index (https://macsolarindex.com/stocks-in-the-index). The performance chart assumes (1) $100 was invested at the opening price on February 9, 2023 in shares of Nextracker Inc. Class A Common Stock, along with $100 in each of the Nasdaq Composite Index and the MAC Global Solar Energy Stock Index and (2) all dividends are reinvested.

Nextracker Inc.	61	2025 Proxy Statement

Pay-Versus-Performance
As required by Section 953(a) of the Dodd-Frank Act, we are providing the information below to illustrate the relationship between the SEC-defined compensation actually paid (“CAP”) and various measures used to gauge the Company’s financial performance in conformance with Item 402(v) of Regulation S-K. The following table sets forth the compensation for our Principal Executive Officer (the “PEO”) and the average compensation for our other NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the CAP to such individuals, as defined under SEC rules, for FY25, FY24 and FY23. The table also provides information on our cumulative TSR, the cumulative TSR of our Peer Group, Net Income and Revenue.

					Value of Initial Fixed $100 Investment Based On:

Year	Summary Compensation Table Total for PEO(1)(2) ($)	Compensation Actually Paid to PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(3) ($)	Total Stockholder Return(4) ($)	Peer Group Total Stockholder Return(5) ($)	Net Income(6) ($)	Revenue(7)(8) ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

FY2025	20,097,412	34,592,657	9,109,211	14,300,511	138	100	517,246,000	2,959,197,000
FY2024	20,725,590	22,608,078	8,207,944	9,103,237	185	97	496,215,000	2,499,841,000
FY2023	9,178,856	12,042,936	4,592,852	5,630,395	119	99	121,333,000	1,907,137,000
(1)Compensation for our PEOs reflects the amounts reported in the “Summary Compensation Table” for the respective years. Our PEO in FY25, FY24 and FY23 was Daniel Shugar.
(2)Our non-PEO NEOs in FY25 included Charles Boynton, Howard Wenger, Bruce Ledesma, Nicholas (Marco) Miller and David Bennett. Our non-PEO NEOs in FY24 included Charles Boynton, Howard Wenger, Bruce Ledesma, Nicholas (Marco) Miller, Léah Schlesinger and David Bennett. Our non-PEO NEOs in FY23 included Howard Wenger, Bruce Ledesma, Nicholas (Marco) Miller, Léah Schlesinger and David Bennett.
(3)CAP for the PEO and average CAP for our non-PEO NEOs in FY25 reflects the respective amounts set forth in columns (b) and (d), adjusted as follows in the table below, as determined in accordance with SEC rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year. The amounts reflected in the table below for the year-over-year change in fair value of equity awards granted to our NEOs in FY25.

	PEO FY25 ($)	Non-PEOs FY25 ($)

Summary Compensation Table Total	20,097,412	9,109,211
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(17,107,943)	(7,560,692)
Plus Fair Value for Awards Granted in the Covered Year	14,963,811	5,126,765
Change in Fair Value of Outstanding Unvested Flex Awards from Prior Years	16,000,949	7,359,307
Change in Fair Value of Flex Awards from Prior Years that Vested in the Covered Year	638,428	265,920
Less Fair Value of Awards Forfeited during the Covered Year	—	—
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	—	—
Compensation Actually Paid	34,592,657	14,300,511
Fair values set forth in the table above are computed in accordance with FASB ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date or fair values of awards that were forfeited in the covered year, which are valued as of the last day of the year immediately preceding the covered year.

Nextracker Inc.	62	2025 Proxy Statement

TABLE OF CONTENTS	PAY VERSUS PERFORMANCE
(4)TSR is cumulative for the measurement periods beginning on the effective date of our IPO on February 9, 2023 and ending on each of March 31, 2023, March 31, 2024 and March 31, 2025, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The Peer Group for purposes of this table is the same as our Peer Group as determined under Item 201(e) of Regulation S-K and described in the section titled “Stock Performance Graph”.
(5)Data Source: S&P Capital IQ. Upon the spin-off from Flex, a thorough review of the benchmarking Peer Group was conducted in FY25. Based on that review, our Peer Group was updated to include the following companies: Array Technologies, Inc.; Dropbox, Inc.; EnerSys; Enphase Energy, Inc.; F5, Inc.; First Solar, Inc.; Fluence Energy, Inc.; Juniper Networks, Inc.; Keysight Technologies, Inc.; National Instruments Corporation; NetApp, Inc.; Okta, Inc.; Pure Storage, Inc.; Resideo Technologies, Inc.; Skyworks Solutions, Inc.; SolarEdge Technologies, Inc.; Sunnova Energy International Inc.; SunPower Corporation; Sunrun Inc. and Trimble Inc.
If no changes were made to the historical compensation benchmarking consisting of the following companies: Advanced Energy Industries, Inc.; Arcosa, Inc.; Array Technologies, Inc.; EnerSys; First Solar, Inc.; Generac Holdings Inc.; Gibraltar Industries, Inc.; Itron, Inc.; Littelfuse, Inc.; MKS Instruments, Inc.; Shoals Technologies Group, Inc.; SolarEdge Technologies, Inc.; SunPower Corporation; Sunrun Inc.; and Wolfspeed, Inc., the value of a $100 investment made on 2/9/2023 would be as follows:

Year End	Nextracker ($)	Historical Compensation Peer Group ($)

2025	138	74
2024	185	81
2023	106	102
(6)Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for the fiscal years ended March 31, 2023, March 31, 2024 and March 31, 2025, respectively.
(7)The following table sets forth an unranked list of the financial performance measures that we view as the “most important” measures for linking our NEOs’ compensation to performance. For more information on the financial performance metrics that are listed below and how they are utilized in our compensation program, please see “Compensation Discussion and Analysis”.

Performance Measures
Revenue*
Adjusted EBITDA*
Adjusted diluted EPS
Adjusted free cash flow*
*     “Adjusted EBITDA,” “Adjusted diluted EPS” and “adjusted free cash flow” are non-GAAP metrics. See Appendix A of this Proxy Statement for definitions of adjusted EBITDA (with respect to the adjusted EBITDA performance metric), adjusted diluted EPS (with respect to the adjusted diluted EPS performance metric) and adjusted free cash flow (with respect to the adjusted free cash flow performance metric) and a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.
From the above list of performance measures, we view Revenue as our most important financial performance measure used to link compensation actually paid to our PEOs and other NEOs to Company performance for FY24. Revenue is a key component of the Company’s long-term incentive program, and is a performance measure over which our NEOs can have significant impact. In addition, Revenue is directly linked to the Company’s long-term strategic growth plan and performance that drive stockholder value and is highly correlated with fluctuations in our stock price.
As for the other performance measures listed in the table above, adjusted EBITDA and adjusted free cash flow are equally weighted metrics in our long-term performance-based incentive compensation program for FY25, which was a key component of our NEOs’ pay in FY25.
(8)Represents the Revenue of the Company, as measured by the Company in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers.
Relationship Between Financial Measures and Compensation Actually Paid
The SEC’s rules require that the pay versus performance disclosure include an unranked list of three to seven performance measures that the Company considers to be its most important measures used to align CAP to the NEOs to a company’s performance. The table above represents the unranked list of the “most important” financial measures the Company used to align CAP to our NEOs for FY25 to the Company’s performance.
For additional information regarding how the above listed performance measures were utilized as part of our executive compensation program in FY25, see “Compensation Discussion and Analysis.”

Nextracker Inc.	63	2025 Proxy Statement

PAY VERSUS PERFORMANCE	TABLE OF CONTENTS
Compensation Actually Paid Versus TSR Versus Peer Group TSR
The following graph shows how the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs compared with our cumulative TSR and the cumulative TSR of our peer group over the covered fiscal years.

CEO AND AVERAGE NEO CAP VERSUS NEXTRACKER TSR AND PEER GROUP TSR

$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Value of Initial Fixed $100 Investment
FY23
FY24
FY25
CEO CAP
Average Non-CEO NEO CAP
NXT TSR
NXT Peer Group TSR

For additional details regarding how TSR was utilized under our FY25 LTIP to link pay with performance, please refer to Compensation Discussion and Analysis—Compensation—Setting Process and FY25 Executive Compensation—Long-Term Incentive Plan of this Proxy Statement.
Compensation Actually Paid Versus Net Income
The following graph shows how the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs compared with our Net Income over the covered fiscal years.

CEO AND AVERAGE NEO CAP VERSUS NEXTRACKER NET INCOME
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
Nextracker Net Income
FY23
FY24
FY25
CEO CAP
Average Non-CEO NEO CAP
Net Income

Nextracker Inc.	64	2025 Proxy Statement

TABLE OF CONTENTS	PAY VERSUS PERFORMANCE
Compensation Actually Paid Versus Revenue
The following graph shows how the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs compared with our revenue over the covered fiscal years.

CEO AND AVERAGE NEO CAP VERSUS NEXTRACKER REVENUE
Compensation Actually Paid
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$3,000,000,000
$2,500,000,000
$2,000,000,000
$1,500,000,000
$1,000,000,000
$500,000,000
$0
Nextracker Net Income
FY23
FY24
FY25
CEO CAP
Average Non-CEO NEO CAP
Revenue

For additional details regarding how revenue was utilized under our FY25 compensation program to link pay with performance, please refer to Compensation Discussion and Analysis—Compensation—Setting Process and FY25 Executive Compensation of this Proxy Statement.

Nextracker Inc.	65	2025 Proxy Statement

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K (collectively, the “Pay Ratio Rule”), we are providing information about the relationship of the total annual compensation of Mr. Shugar, our CEO, to the total annual compensation of our median employee. The Company believes that the pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
As of March 31, 2025, our last completed fiscal year:
•We have estimated that the total annual compensation of our median employee (other than our CEO) was $69,530; and
•The total annual compensation of our CEO, as reported in the Summary Compensation Table, was $20,097,412.
Based on this information, for FY25, the ratio of the total annual compensation for Mr. Shugar, our CEO, to the total annual compensation of our median employee was 289 to 1.
Methodology for Identifying Our Median Employee
Employee Population
To identify the median of the annual total compensation of all of our employees (other than our CEO), we first identified our total employee population from which we determined our median employee. We determined that, as of March 31, 2025, our employee population consisted of approximately 1,109 full-time employees (of which approximately 44% were located in the United States and 56% were located in India and other international offices).
Determining our Median Employee
To identify our median employee from our employee population, we compared the amount of base salary of our employees as reflected in our employee records and converted to U.S. Dollars. In making this determination, we utilized the annualized compensation of our full-time employees, including those who were hired in FY25 (but did not work for us for the entire fiscal year) and permanent part-time employees (reflecting what they would have earned if they had worked the entire year at their part-time schedule). We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.
Determination of Annual Total Compensation of our Median Employee and our CEO
Once we identified our median employee, we then calculated such employee’s annual total compensation for FY25 by using the same methodology we used for purposes of determining the annual total compensation of our NEOs for FY25 as set forth in the Summary Compensation Table on page 52.
Our CEO’s annual total compensation for FY25 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the Summary Compensation Table.
Please note that SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Nextracker Inc.	66	2025 Proxy Statement

Director Compensation Program
Directors who are not our employees, and who are not employees or partners of TPG (together, the “Compensated Directors”) are eligible to receive compensation for their service on our Board consisting of annual cash retainers. The non-employee directors who are employees of Nextracker, or employees or partners of TPG, will not receive compensation for their service as directors. Compensated Directors will receive the following annual retainers for their service on our Board. The retainers will be paid in four equal quarterly installments and prorated for any partial year of service on our Board:

Position	Retainer ($)

Chairperson	50,000
Board Member	65,000
Audit Committee:
Chairperson	25,000
Committee Member	12,500
Compensation and People Committee:
Chairperson	25,000
Committee Member	12,500
Nominating, Governance and Public Responsibility Committee:
Chairperson	10,000
Committee Member	5,000
Our Compensated Directors will receive (at the discretion of our Board) an annual grant of RSUs with an aggregate grant date value of $150,000 (with an additional grant of RSUs having an aggregate grant date value of $50,000 made to the chairperson of our Board), subject to the terms of the LTIP and the award agreement pursuant to which such award is granted. These RSUs will be granted on the business day immediately following each annual meeting of our stockholders. These RSUs are expected to vest on the one-year anniversary of the date of grant (or, if earlier, on the business day immediately preceding the next annual meeting of our stockholders), subject to continued service.
The grants described above will be prorated for Compensated Directors with respect to their service that commences prior to the expected date of our annual meeting of stockholders.
Our directors will be reimbursed for reasonable out-of-pocket costs and expenses incurred in attending meetings of our Board or any committee thereof, as well as for any fees incurred in attending continuing education courses of up to $10,000 per director in any fiscal year. Our directors are entitled to the protection provided by the indemnification provisions in our amended and restated certificate of incorporation. We have also entered into customary indemnification agreements with each of our directors. Our Board may revise the compensation arrangements for our directors from time to time.
In connection with their services during FY25, each of Julie Blunden, Jeffrey Guldner, Willy Shih, Brandi Thomas and William Watkins received awards of RSUs. The number of such RSUs granted for each of Ms. Blunden, Mr. Guldner, Mr. Shih, Ms. Thomas and Mr. Watkins totaled 3,723, 4,196, 3,723, 3,723 and 4,965, respectively. These RSUs each vest on the business day immediately preceding our annual meeting of stockholders, subject to continued service. The number of RSUs granted to Mr. Guldner included a prorated amount for his service from his appointment date through the date of the 2024 Annual Meeting.

Nextracker Inc.	67	2025 Proxy Statement

DIRECTOR COMPENSATION PROGRAM	TABLE OF CONTENTS
Director and Executive Stock Ownership Guidelines
We have adopted robust stock ownership guidelines for our directors and executive officers in order to further align our directors’ and executive officers’ interests with those of our stockholders. Within five years of becoming subject to the guidelines, our non-employee directors are expected to hold Nextracker stock valued at not less than five times their total annual cash retainer for Board and committee service. Within five years of becoming subject to the guidelines, our executive officers are expected to hold Nextracker stock valued at not less than five times annual base salary for our CEO, and two times annual base salary for our Chief Financial Officer, our President, and our Chief Operating Officer. Stock ownership for purposes of the stock ownership guidelines include the following: (i) shares of stock owned directly, (ii) unvested restricted stock and unvested RSUs that are stock-settled and only subject to time-based vesting, (iii) shares held in retirement and savings accounts and (iv) deferred shares. Stock ownership will not include shares underlying unvested stock options (whether vested or unvested) and unearned performance shares or unearned PSUs.
Director Summary Compensation in FY25
The following table sets forth the FY25 compensation for our Compensated Directors.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation ($)	Total ($)

Julie Blunden	90,000	150,000	0	240,000
Jeffrey Guldner	55,377	177,049	0	232,426
Willy Shih	102,500	150,000	0	252,500
Brandi Thomas	102,500	150,000	0	252,500
William (Bill) Watkins	130,000	200,000	0	330,000
(1)Mr. Guldner joined our Board on June 14, 2024 and his initial RSU award was pro-rated through the date of the 2024 Annual Meeting. Ms. Karuturi and Mr. Menezes joined the Board after the conclusion of FY25 and did not receive any compensation in FY25.
(2)This column represents the amount of cash compensation earned in FY25 for service on our Board and committees. Such amounts were prorated for Mr. Guldner based on his respective start date.
(3)This column represents the grant date fair value of RSU awards granted in FY25 in accordance with FASB ASC Topic 718. The grant date fair value of RSU awards reflects the grant date fair value as determined on the date of grant, the grant date of such awards, in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating the amounts reflected in this column in respect of the RSU awards, see Note 7 in the notes to our consolidated financial statements, “Stock-based compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025. As of March 31, 2025, the number of non-employee director unvested RSUs held by each of Ms. Blunden, Mr. Guldner, Mr. Shih, Ms. Thomas and Mr. Watkins was 3,723, 3,723, 3,723, 3,723 and 4,965, respectively.

Nextracker Inc.	68	2025 Proxy Statement

Security Ownership of Certain
Beneficial Owners and Management
The following table sets forth certain information known to us regarding the beneficial ownership of our Class A common stock as of June 5, 2025 by:
•each person or group who is known by us to beneficially own 5% or more of our outstanding shares of our Class A common stock (including any securities convertible or exchangeable within 60 days into Class A common stock, as applicable);
•each of our current NEOs and directors individually; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power as well as any shares that the person or entity has the right to acquire within 60 days of June 5, 2025, through the exercise or vesting of any option, warrant or other right. In computing the percentage beneficial ownership of a person, Class A common stock not outstanding and subject to options, warrants or other rights held by that person that are currently exercisable or vesting or exercisable or vesting within 60 days of June 5, 2025 are deemed outstanding for purposes of calculating the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each person or entity named in the table below has sole voting and investment power with respect to all shares of Class A common stock that he, she or it beneficially owns, subject to applicable community property laws. As of June 5, 2025, there were no holders of our Class B common stock.

	Class A common stock beneficially owned (on a fully exchanged and converted basis)

Name and address of beneficial owner	Number (#)	Percentage of Total Voting Power (%)

Five Percent Holders
BlackRock, Inc. (1)	20,403,744	13.80
The Vanguard Group (2)	13,600,362	9.20
PRIMECAP Management Company (3)	7,844,407	5.31
Directors and Named Executive Officers
Daniel Shugar (4)	369,418	*
Howard Wenger (5)	147,703	*
David Bennett (6)	74,647	*
Nicholas (Marco) Miller (7)	88,385	*
Willy Shih (8)	46,264	*
Charles Boynton	33,020	*
William Watkins (9)	32,126	*
Bruce Ledesma (10)	19,392	*
Brandi Thomas (8)	8,895	*
Julie Blunden (8)	6,012	—

Nextracker Inc.	69	2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	TABLE OF CONTENTS

Class A common stock beneficially owned (on a fully exchanged and converted basis)

Name and address of beneficial owner	Number (#)	Percentage of Total Voting Power (%)

Jeffrey Guldner (8)	4,169	—
Jonathan Coslet	—	—
Monica Karuturi	—	—
Steven Mandel	—	—
Mark Menezes	—	—
All directors and executive officers as a group (15 persons)	830,031	*
*    Indicates beneficial ownership of less than 1% of the outstanding shares of our Class A common stock.
(1)Based on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on May 12, 2025. Of the shares of Class A common stock beneficially owned, BlackRock, Inc. reported that, as of May 12, 2025, it had sole voting power with respect to 20,403,744 shares. BlackRock, Inc. listed its address as 50 Hudson Yards, New York, NY 10001.
(2)Based on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on November 12, 2024. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that, as of November 12, 2024, it had sole voting power with respect to 13,600,362 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, PA 19355.
(3)Based on information reported by PRIMECAP Management Company on Schedule 13G filed with the SEC on November 11, 2024. Of the shares of Class A common stock beneficially owned, PRIMECAP Management Company reported that, as of November 11, 2024, it had sole voting power with respect to 7,475,943 shares. PRIMECAP Management Company listed its address as 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.
(4)Consists of (i) 42,874 shares of Class A common stock underlying RSUs held by Mr. Shugar that are releasable within 60 days of June 5, 2025; and (ii) 173,168 shares of Class A common stock held of record by Mr. Shugar and his wife, as trustees of the Kathleen and Daniel Shugar Family Trust, dated May 10, 2007. Mr. Shugar has shared voting power and shared dispositive power with respect to the shares held of record by Mr. Shugar and his wife, as trustees of the Kathleen and Daniel Shugar Family Trust, dated May 10, 2007.
(5)Consists of 22,866 shares of Class A common stock underlying RSUs held by Mr. Wenger that are releasable within 60 days of June 5, 2025.
(6)Consists of 20,469 shares of Class A common stock underlying RSUs held by Mr. Bennett that are releasable within 60 days of June 5, 2025.
(7)Consists of 11,433 shares of Class A common stock underlying RSUs held by Mr. Miller that are releasable within 60 days of June 5, 2025.
(8)Does not include 3,723 shares underlying RSUs that vest on the business day immediately preceding the date of the Annual Meeting.
(9)Does not include 4,965 shares underlying RSUs that vest on the business day immediately preceding the date of the Annual Meeting.
(10)Consists of 16,376 shares of Class A common stock underlying RSUs held by Mr. Ledesma that are releasable within 60 days of June 5, 2024.
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act of 1934 requires Nextracker’s directors, executive officers and any persons who own more than 10% of Nextracker’s Class A common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish Nextracker with copies of all Section 16(a) forms that they file.
To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended March 31, 2025 we believe that our directors, officers and persons who beneficially own more than 10% of Nextracker’s Class A common stock timely filed all reports required under Section 16(a).

Nextracker Inc.	70	2025 Proxy Statement

Certain Relationships and Related Party Transactions
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year or currently proposed, to which we were a party or will be a party, in which:
•the amounts involved exceed $120,000; and
•any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the section titled “Compensation Discussion and Analysis.” The following discussion reflects our relationships and related party transactions; some of these transactions were entered into prior to adoption of our related party transaction policy, and as such, were not subject to the approval and review procedures set forth in the current policy but were nonetheless subject to the approval and review procedures in effect at the applicable times.
Executive Officer and Director Compensation Arrangements
See “Compensation Discussion and Analysis” for information regarding compensation arrangements with our executive officers and directors, which include, among other things, employment, termination of employment and change in control arrangements, stock awards, stock options and certain other benefits.
Director and Executive Officer Indemnification
Our amended and restated certificate of incorporation provides for indemnification for directors and certain officers to the fullest extent permitted by law. We previously entered into indemnification agreements with each director and executive officer and certain other officers. Such agreements provide, among other things, our officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by law, including to the extent they serve at our request as directors, officers, employees or other agents at another corporation or enterprise, as the case may be, to the fullest extent permitted by law.
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•any person who is or was since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement an executive officer or director of the Company or a nominee for director of the Company;
•a beneficial owner of 5% or more of any class of voting securities of the Company; or
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any actual or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Audit Committee charter, our Audit Committee has the responsibility to review related person transactions.

Nextracker Inc.	71	2025 Proxy Statement

Householding of Proxy Materials; Availability of Annual Report
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Availability Notice or other proxy materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker, bank or other institution where you hold your shares. Stockholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact their broker, bank or other institution where they hold their shares. In addition, we will promptly deliver, upon written or oral request to our Investor Relations at 6200 Paseo Padre Parkway, Fremont, California 94555, by email: investor@nextracker.com, or by telephone: (510) 270-2500, a separate copy of the Proxy Availability Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.
A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 is available without charge upon written request to Investor Relations, Nextracker Inc., 6200 Paseo Padre Parkway, Fremont, California 94555 or by accessing a copy on our website at https://investors.nextracker.com/financials/sec-filings/default.aspx in the Investors section under “SEC Filings.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

Nextracker Inc.	72	2025 Proxy Statement

Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.

Nextracker Inc.	73	2025 Proxy Statement

Appendix A:
Non-GAAP Financial Measures
This Proxy Statement includes the following non-GAAP financial measures, which should be viewed as an addition to, and not a substitute for or superior to, financial measures calculated in accordance with GAAP.
Measures
This Proxy Statement contains information regarding financial measures that are not calculated in accordance with GAAP, including adjusted EBITDA, adjusted free cash flow and adjusted diluted EPS. We believe that these non-GAAP financial measures are appropriate to enhance an overall understanding of our FY25 performance in relation to the principal elements of our annual executive compensation program considered by the C&P Committee, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
We define adjusted EBITDA as net income (loss) plus (i) interest, net, (ii) provision for income taxes, (iii) depreciation expense, (iv) intangible amortization, (v) stock-based compensation expense, (vi) various non-recurring tax adjustments and (vii) certain nonrecurring legal costs, integration activities related to acquisitions and other discrete events as applicable. For FY24, we also omit the benefits from the recognition of the Advanced Manufacturing Tax Credits that reduced cost of sales (as further described in Note 2 in the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024) from adjusted EBITDA. We define adjusted free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment plus proceeds from the disposition of property and equipment, and other financing. We define adjusted diluted EPS as adjusted net income divided by diluted weighted average common stock outstanding.
However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Among other limitations, adjusted EBITDA, adjusted free cash flow and adjusted diluted EPS do not reflect our cash expenditures or future capital expenditures or contractual commitments (including under the Tax Receivable Agreement), do not reflect the impact of certain cash or non-cash charges resulting from matters we consider not to be indicative of our ongoing operations and do not reflect the associated income tax expense or benefit related to those charges. In addition, other companies in our industry may calculate adjusted EBITDA, adjusted free cash flow and adjusted diluted EPS differently from us, which further limits their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures on a supplemental basis. You should review the reconciliation to the most directly comparable GAAP measure of adjusted EBITDA, adjusted free cash flow and adjusted diluted EPS below and not rely on any single financial measure to evaluate our business.

Nextracker, Inc.	A-1	2025 Proxy Statement

APPENDIX A	TABLE OF CONTENTS
The following tables provide a reconciliation of adjusted EBITDA to net income, adjusted free cash flow to net cash provided by operating activities and adjusted diluted EPS to GAAP EPS for each period presented. The non-GAAP measures presented in these tables are inclusive of redeemable non-controlling interests and non-controlling interests.

	Fiscal year ended March 31,

	2025	2024	2023
	($ in thousands)

Reconciliation of GAAP to Non-GAAP Financial Measures:
GAAP Net income	517,246	496,215	121,333
Interest, net	(9,246)	2,124	1,833
Provision for income taxes	130,770	111,782	47,750
Depreciation expense	7,884	4,088	3,419
Intangible amortization	5,523	275	1,207
Stock-based compensation expense	118,880	56,783	31,994
Legal costs and other (1)	—	—	1,441
Acquisition related costs (2)	5,338
Advanced manufacturing tax credit vendor rebate (3)	—	(121,405)	—
Other tax related income, net	101	(28,397)	—
Adjusted EBITDA	776,496	521,465	208,977

Fiscal year ended March 31,

2025
($ in thousands)

Net Cash Provided by Operating Activities	655,794
Purchase of property and equipment	(33,921)
Proceeds from disposition of property and equipment	—
Other financing	—
Adjusted Free Cash Flow	621,873

	Fiscal year ended March 31,

	2025	2024
	($)	($)

Diluted Earnings Per Share
GAAP	3.47	3.37
Earnings per share attributable to Non-GAAP adjustments	0.75	(0.31)
Adjusted Diluted Earnings Per Share	4.22	3.06
(1)Represents additional charges incurred in relation to a litigation matter. The net settlement and direct legal costs in aggregate are excluded from our Adjusted net income. Based on historical experience we do not believe that the settlement and associated charges are normal, recurring operating expenses indicative of our core operating performance, nor were these charges taken into account as factors in evaluating management’s performance when determining incentive compensation or to evaluate the effectiveness of our business strategies.
(2)Represents transaction and integration costs incurred in relation to our acquisitions of Ojjo, Inc. and the foundations business of Solar Pile International. We do not believe that the acquisition transaction costs are normal, recurring operating expenses indicative of our core operating performance, nor were these charges taken into account as factors in evaluating management’s performance when determining incentive compensation or to evaluate the effectiveness of our business strategies.
(3)Vendor credits as defined under the section “Inflation Reduction Act of 2022 Vendor Rebates” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025. We believe that the assessment of our operations excluding the benefit from the vendor credits provides a more consistent comparison of our performance given the cumulative nature of the amount recorded in the fiscal year. These vendor rebates were not taken into account as factors in evaluating management’s performance when determining incentive compensation or to evaluate the effectiveness of our business strategies. However, starting in fiscal year 2025, vendor rebates are taken into account to evaluate management’s performance.

Nextracker, Inc.	A-2	2025 Proxy Statement

nextracker

NEXTRACKER INC.
6200 PASEO PADRE PARKWAY
FREMONT, CA 94555

SCAN TO
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V76446-P35523

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEXTRACKER INC.

The Board of Directors recommends you vote FOR all of the nominees listed in Proposal 1:

	For All	Withhold All	For All Except
1. The election of each of Nextracker's nominees for director to hold office until the 2028 Annual Meeting of Stockholders;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jeffrey Guldner
02) Monica Karuturi
03) Brandi Thomas

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V76447-P35523

NEXTRACKER INC.
Annual Meeting of Stockholders
August 18, 2025 9:00 am Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Bruce Ledesma, Daniel Shugar, and Howard Wenger, or any of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEXTRACKER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 am Pacific Time, on August 18, 2025, virtually at www.virtualshareholdermeeting.com/NXT2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side